EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 30, 2003

which amends and restates the

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of October 19, 2001

which amended and restated both the

CREDIT AGREEMENT
Originally dated as of October 27, 1989
Amended and restated as of June 1, 1993

and the

CREDIT AGREEMENT
Originally dated as of June 30, 1995

among

FREEPORT-MCMORAN COPPER & GOLD INC.

PT FREEPORT INDONESIA

The Lenders Party Hereto

JPMORGAN CHASE BANK,

as Administrative Agent,

Issuing Bank,

Security Agent,

JAA Security Agent

and

Documentation Agent

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as FI Trustee

___________________________

J.P. MORGAN SECURITIES INC.,

as Arranger

TABLE OF CONTENTS

Page

SECTION 1.02.  Classification of Loans and Borrowings

SECTION 1.03.  Terms Generally

SECTION 1.04.  Accounting Terms; GAAP

ARTICLE II

The Credits

SECTION 2.01.  Commitments

SECTION 2.02.  Loans and Borrowings

SECTION 2.03.  Requests for Borrowings

SECTION 2.04.  Funding of Borrowings

SECTION 2.05.  Letters of Credit

SECTION 2.06.  Interest Elections

SECTION 2.07.  Termination and Reduction of Commitments; Increase in Commitments

SECTION 2.08.  Repayment of Loans

SECTION 2.09.  Evidence of Debt

SECTION 2.10.  Prepayment of Loans

SECTION 2.11.  Fees

SECTION 2.12.  Interest

SECTION 2.13.  Alternate Rate of Interest

SECTION 2.14.  Increased Costs

SECTION 2.15.  Break Funding Payments

SECTION 2.16.  Taxes

SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders

ARTICLE III

Representations and Warranties

SECTION 3.01.  Organization; Powers

SECTION 3.02.  Authorization; Enforceability

SECTION 3.03.  Governmental Approvals; No Conflicts

SECTION 3.04.  Financial Condition; No Material Adverse Change

SECTION 3.05.  Properties

SECTION 3.06.  Litigation and Environmental Matters

SECTION 3.07.  Compliance with Laws and Agreements

SECTION 3.08.  Investment and Holding Company Status

SECTION 3.09.  Taxes

SECTION 3.10.  ERISA

SECTION 3.11.  Disclosure

SECTION 3.12.  Subsidiaries

SECTION 3.13.  Insurance

SECTION 3.14.  Labor Matters

SECTION 3.15.  Security Documents

SECTION 3.16.  Assigned Agreements

SECTION 3.17.  Federal Reserve Regulations

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date

SECTION 4.02.  Initial Borrowing Availability Date

SECTION 4.03.  Each Credit Event

ARTICLE V

Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information

SECTION 5.02.  Notices of Material Events

SECTION 5.03.  Information Regarding Collateral

SECTION 5.04.  Existence; Conduct of Business

SECTION 5.05.  Payment of Obligations

SECTION 5.06.  Maintenance of Properties

SECTION 5.07.  Insurance

SECTION 5.08.  Casualty and Condemnation

SECTION 5.09.  Books and Records; Inspection and Audit Rights

SECTION 5.10.  Compliance with Laws; Environmental Reports

SECTION 5.11.  Use of Proceeds and Letters of Credit

SECTION 5.12.  Additional Subsidiaries

SECTION 5.13.  Further Assurances

SECTION 5.14.  Concentrate Sales Agreements

SECTION 5.15.  Source of Interest

ARTICLE VI

Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities

SECTION 6.02.  Liens

SECTION 6.03.  Fundamental Changes

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions

SECTION 6.05.  Asset Sales

SECTION 6.06.  Sale and Leaseback Transactions

SECTION 6.07.  Hedging Agreements

SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness

SECTION 6.09.  Transactions with Affiliates

SECTION 6.10.  Restrictive Agreements

SECTION 6.11.  Amendment of Material Documents and Mirror Notes

SECTION 6.12.  Protection of Contract Rights

SECTION 6.13.  Block B Projects

SECTION 6.14.  Fiscal Year

SECTION 6.15.  Covenants Relating to the RTZ Transactions

SECTION 6.16.  Specified Transactions

SECTION 6.17.  Designation of Unrestricted Subsidiaries

SECTION 6.18.  Leverage Ratio

SECTION 6.19.  Interest Expense Coverage Ratio

SECTION 6.20.  PTFI Leverage Ratio

SECTION 6.21.  Covenants with Respect to PTII

ARTICLE VII

Events of Default

ARTICLE VIII

The Agents and the FI Trustee

ARTICLE IX

Guarantee

ARTICLE X

Miscellaneous

SECTION 10.01.  Notices

SECTION 10.02.  Waivers; Amendments

SECTION 10.03.  Expenses; Indemnity; Damage Waiver

SECTION 10.04.  Successors and Assigns

SECTION 10.05.  Survival

SECTION 10.06.  Counterparts; Integration; Effectiveness

SECTION 10.07.  Severability

SECTION 10.08.  Right of Setoff

SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process; Sovereign Immunity

SECTION 10.10.  WAIVER OF JURY TRIAL

SECTION 10.11.  Headings

SECTION 10.12.  Confidentiality

SECTION 10.13.  Interest Rate Limitation

SECTION 10.14.  Judgment Currency

SECTION 10.15.  Joint and Several Obligations

SECTION 10.16.  RTZ Transactions

SCHEDULES:

Schedule 1.01A—Disclosed Matters

Schedule 1.01B—Existing Letters of Credit

Schedule 1.01C—Description of Infrastructure Financings and Infrastructure Financing Documents

Schedule 2.01 — Commitments

Schedule 3.07 — Significant Agreements and Commitments with Governmental Authorities

Schedule 3.12 — Subsidiaries

Schedule 3.13 — Insurance

Schedule 3.16 — Assigned Agreements

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Perfection Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2003 (this “Agreement”), which amends and restates the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 2001, which amended and restated both the CREDIT AGREEMENT originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the CREDIT AGREEMENT originally dated as of June 30, 1995, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation (“FCX”), PT FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated under the laws of Delaware as a corporation (“PTFI” and together with FCX, the “Borrowers”), the Lenders party hereto, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (for purposes of Article VIII only), as trustee for the Lenders and certain other lenders under the FI Trust Agreement (as defined below) (in such capacity, the “FI Trustee”), and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank (the “Issuing Bank”), as security agent for the Lenders (in such capacity, the “Security Agent”) under the Lender Security Documents (as defined below), and as security agent for the Lenders and RTZ-IIL (as defined below) (in such capacity, the “JAA Security Agent”) under the Second Amended and Restated JAA Fiduciary Transfer (as defined below), and as documentation agent (in such capacity, the “Documentation Agent”); the Administrative Agent, the Security Agent, the JAA Security Agent and the Documentation Agent being collectively referred to herein as the “Agents”).

The Borrowers have requested that the Lenders agree to amend and restate the Existing Credit Agreement (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) in order to continue the credit facilities provided for herein under which FCX and PTFI may obtain Loans in an aggregate principal amount outstanding at any time not to exceed $350,000,000.  Such Loans will be utilized to refinance borrowings outstanding under the Existing Credit Agreement and for working capital and general corporate purposes of the Borrowers.  The Lenders are willing to continue such credit facilities, and to amend and restate the Existing Credit Agreement in the form hereof, upon the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning assigned to such term in paragraph (d) of Section 2.07.

“Additional Infrastructure Assets” means non-mining assets, other than Block B Assets and PT Kencana Assets but including the Infrastructure Assets, transferred, sold, pledged, encumbered or otherwise disposed of by PTFI, in each case in accordance with the terms of this Agreement, in connection with one or more Additional Infrastructure Financings.

“Additional Infrastructure Financing Documents” means each of the operative documents relating to any Additional Infrastructure Financing, including asset purchase agreements, lease agreements, joint venture agreements, guarantee agreements and participation agreements, to which FCX, PTFI or any Restricted Subsidiary is a party.

“Additional Infrastructure Financing” means the financing by PTFI or a Restricted Subsidiary of Additional Infrastructure Assets pursuant to the incurrence of Indebtedness secured by such assets or the incurrence of Attributable Debt in connection with a sale and leaseback transaction involving such assets.

“Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amended and Restated FCX Pledge Agreement (Indebtedness)” means an amended and restated pledge agreement substantially in the form of the Existing FCX Pledge Agreement (Indebtedness), with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which FCX grants a perfected first priority security interest under Indonesian law in Indebtedness owing by PTFI or any other Restricted Subsidiary to FCX, for the ratable benefit of the holders of the Obligations.

“Amended and Restated FCX Pledge Agreement (PTFI Shares)” means an amended and restated pledge agreement substantially in the form of the Existing FCX Pledge Agreement (PTFI Shares), with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which FCX grants a perfected first priority security interest under Indonesian law in the Pledged PTFI Shares for the ratable benefit of the holders of the Obligations.

“Amended and Restated FCX Pledge Agreement (PTII Shares)” means an amended and restated pledge agreement substantially in the form of the Existing FCX Pledge Agreement (PTII Shares), with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which, prior to any merger of PTII into PTFI, FCX grants a perfected first priority security interest under Indonesian law in the Pledged PTII Shares for the ratable benefit of the holders of the Obligations.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the amount of each Lender’s Loans, participations in outstanding Letters of Credit and unreimbursed LC Disbursements.

“Applicable Rate” means, for any day, the applicable rate per annum set forth below under the caption (i) “Eurodollar Spread”, in the case of a Eurodollar Loan, (ii) “ABR Spread”, in the case of an ABR Loan, and (iii) “Commitment Fee Rate”, in the case of the commitment fees payable hereunder, in each case based upon the ratings by Moody’s and S&P applicable on such date to the Index Debt:

Index Debt Ratings: (S&P/Moody’s)	Eurodollar Spread (bps per annum)	ABR Spread (bps per annum)	Commitment Fee Rate (bps per annum)
Category 1 BB+/Ba1 or higher	212.5	112.5	50
Category 2 BB/Ba2	237.5	137.5	50
Category 3 BB-/Ba3	262.5	162.5	62.5
Category 4 B+/B1	287.5	187.5	68.75
Category 5 B/B2 or lower	300	200	75

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Borrowers and the Lenders shall negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and pending the effectiveness of such amendment, the Applicable Rate shall be determined by reference to the available rating; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrowers to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Assigned Agreements” means the Contract of Work and the Concentrate Sales Agreements.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Atlantic Copper” means Atlantic Copper, S.A., a Wholly Owned Subsidiary of FCX organized under the laws of Spain.

“Atlantic Copper Facility” means that certain Third Amended and Restated Term Loan and Working Capital Agreement, as amended from time to time, among Atlantic Copper, S.A., the lenders party thereto, Barclays Capital, as Arranger and Barclays Bank PLC, as agent.

“Attributable Debt” means, on any date, in respect of any lease of either Borrower or any Restricted Subsidiary entered into as part of an Infrastructure Financing or a sale and leaseback transaction subject to Section 6.06, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Availability Period” means the period from and including the Initial Borrowing Availability Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Block A” means Contract Area Block A, as defined in the Contract of Work.

“Block A Base Production” means the scheduled production of FI Product from Block A for any given year as shown on the Product Schedule appearing as Annex A to the Participation Agreement, as in effect on the date hereof, subject however to adjustment from time to time pursuant to clause 16.4.2 of the Participation Agreement, as in effect on the date hereof.

“Block A Operations and Assets” means the existing and future mining, concentration, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Block A.

“Block B Assets” means assets now owned or hereafter acquired and utilized in connection with the development and exploitation of Contract Area Block B (as defined in the Contract of Work), including with respect to mining, concentrating, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Contract Area Block B, but such term shall not in any event include Block A Operations and Assets.

“Block B Conditions” means, with respect to Block B Debt or Block B Projects including, but not limited to, transfers or dispositions of Block B Assets or Liens on Block B Assets relating thereto, the following conditions:

(X) any such Block B Debt is Non-Recourse Debt to PTFI, FCX and the Restricted Subsidiaries except as to the Block B Assets (and income relating thereto); and

(Y) any Block B Project relating to any such Block B Assets or Block B Debt shall not (1) make use of any assets that constitute ore that were originally extracted from or located in Block A or (2) unless the Required Lenders otherwise consent in writing, make any other use of the Block A Operations and Assets; provided, however that such Lender consent shall not be required with respect to any such use of Block A Operations and Assets relating solely to (i) shipping, (ii) storage or warehouse facilities that are not used for storage of FI Product, (iii) emergency-related uses, (iv) the administration or management of Block A or (v) infrastructure projects involving Block A, which use, either in cases requiring the consent of the Required Lenders or in cases involving clauses (i) through (v) above, has been approved in writing by the Administrative Agent as not, in the sole discretion of the Administrative Agent, impairing or adversely affecting the FI Collateral and Rights relating to the Block A Operations and Assets (and in cases requiring the consent of the Required Lenders or in cases involving clauses (i) through (v) above, the Administrative Agent shall have received an opinion of counsel to PTFI reasonably satisfactory to the Administrative Agent to such effect and as to the non-recourse nature of the Block B Debt); provided further, that (x) temporary, de minimis usage of Block A Operations and Assets that would not in any way adversely affect the development, exploitation or operations relating to Block A Operations and Assets or the FI Collateral and Rights and (y) usage of Block A Operations and Assets that are not, and could not reasonably be expected to be, required for Block A Base Production, shall be permitted without the approval of the Administrative Agent or the Lenders.  Notwithstanding the foregoing, it is understood that any usage by the Borrowers and any Restricted Subsidiary of non-mining assets in connection with any Block B Project shall be permissible without the consent of the Administrative Agent or the Lenders so long as such usage would not in any way adversely affect scheduled Block A Base Production or the FI Collateral and Rights and so long as such Borrower or such Restricted Subsidiary has reasonably determined that such usage is in its best interest.

“Block B Debt” means debt incurred for the purpose of developing or exploiting Contract Area Block B or acquiring or financing Block B Assets.

“Block B Project” means any project or transaction, including but not limited to any joint venture, investment, sale, transfer or leasing of assets, sale leaseback transaction or financing, which involves the development or exploitation of Contract Area Block B or the acquisition, financing or disposition of Block B Assets, and shall include all contracts and agreements relating to any such project or transaction.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means FCX and/or PTFI, as applicable.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of each Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of such Borrower for such period prepared in accordance with GAAP and (b) that portion of principal payments on Capital Lease Obligations made by the Borrowers and the Restricted Subsidiaries during such period that are attributable to additions to property, plant and equipment and that have not otherwise been reflected on the consolidated statement of cash flows as capital expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Caterpillar” means Caterpillar Financial Services Corporation.

“Caterpillar Assets” has the meaning assigned to such term in the definition of “Caterpillar Obligations”.

“Caterpillar Documents” means the documentation governing the Caterpillar Transaction, as in effect on the Effective Date and as amended from time to time as permitted by Section 6.16.

“Caterpillar Obligations” means the aggregate principal amount of borrowings from Caterpillar by FCX outstanding on the Effective Date and set forth in Schedule 6.01, and the Guarantee thereof by PTFI, such Guarantee to be secured by certain specified Caterpillar heavy equipment of PTFI and related spare parts (the “Caterpillar Assets”) released or required to be released from the Lien of the FI Security Documents, all substantially on the terms set forth in the Caterpillar Documents (the “Caterpillar Transaction”).

“Caterpillar Transaction” has the meaning assigned to such term in the definition of “Caterpillar Obligations”.

“Change in Control” means (a) the failure of FCX to own, either directly or through its wholly owned Subsidiaries, Equity Interests in PTFI representing at least 80% of the aggregate ordinary voting power attributable to all of the issued and outstanding Equity Interests of PTFI; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in FCX; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of FCX by Persons who were not (i) members of the board of directors of FCX on the Effective Date, (ii) appointed as, or nominated for election as, directors by a majority of directors referred to in clause (i) above, or (iii) nominated or appointed by Rio Tinto plc or any Affiliate thereof pursuant to the Stock Purchase Agreement; or (d) the occurrence of any “Change of Control” or “Change in Control” as defined in any indenture or other governing agreement relating to the Convertible Notes or any other Material Indebtedness of FCX or PTFI.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document, or any asset or right in which a Lien is granted in favor of the Security Agent or the FI Trustee pursuant to any Security Document (it being understood that the terms of any such Security Document may limit the Obligations secured by certain Collateral).

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Administrative Agent shall have received from each Borrower a counterpart of each Security Document to which such Borrower is a party duly executed and delivered on behalf of such Borrower;

(b) the Pledged PTFI Shares and, prior to any merger of PTFI into PTII, the Pledged PTII Shares shall have been pledged pursuant to the FCX Pledge Agreements and the Administrative Agent shall have received (i) an acknowledgment from the incumbent directors of PTFI of the pledge by FCX of the Pledged PTFI Shares and confirmation by such directors that the pledge of the Pledged PTFI Shares has been duly recorded in the share register book of PTFI (the acknowledgement given pursuant to the Existing FCX Pledge Agreement (PTFI Shares) shall be sufficient unless any separate or additional acknowledgement is required under any applicable law or is requested by the Administrative Agent, the Security Agent or the Required Lenders), (ii) an acknowledgment from the incumbent directors of PTII of the pledge by FCX of the Pledged PTII Shares and confirmation by such directors that the pledge of the Pledged PTII Shares has been duly recorded in the share register book of PTII (the acknowledgement given pursuant to the Existing FCX Pledge Agreement (PTII Shares) shall be sufficient unless any separate or additional acknowledgement is required under any applicable law or is requested by the Administrative Agent, the Security Agent or the Required Lenders)and (iii) certificates or other instruments representing the Pledged PTFI Shares and the Pledged PTII Shares;

(c) all Indebtedness of each Borrower and each Restricted Subsidiary that is owing to either Borrower (including all Mirror Notes) shall have been pledged pursuant to the FCX Pledge Agreement (Indebtedness) or the Second Amended and Restated Lender Fiduciary Assignment, as applicable, and the Administrative Agent shall have received all promissory notes evidencing any such pledged indebtedness, together with (i) notification to the obligors of such indebtedness of such pledge and (ii) instruments of transfer with respect to such promissory notes endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements and Indonesian security register filings, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e) each Restricted Subsidiary shall have executed and delivered to the Administrative Agent a counterpart of a Subsidiary Guarantee Agreement; and

(f) each Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents and FI Security Document Amendments to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Combined Cash Balances” means, on any date, the aggregate amount of cash and marketable debt securities in the form of Permitted Investments owned on such date by FCX, PTFI and any Subsidiary Guarantor, excluding, however, all cash and marketable debt securities subject to agreements, Liens (except for Liens for the benefit of the Secured Parties) or other arrangements that restrict the use of such cash or marketable securities in the business of FCX and the Restricted Subsidiaries.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $165,000,000.

“Commitment Increase” has the meaning assigned to such term in paragraph (d) of Section 2.07.

“Concentrate Sales Agreements” means all contracts and agreements with respect to the sale or disposition of ores or minerals produced by the mining, concentrating and related operations conducted by PTFI pursuant to the Contract of Work.

“Confidential Information Materials” means the confidential information materials dated July 2003 relating to the Borrowers and the Transactions.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding the interest expense arising from the initial six scheduled interest payments on the 2006 Convertible Notes to the extent such amounts are paid out of, or funds for the payment thereof are held in, the interest escrow reserve account established at the time of issuance of the 2006 Convertible Notes) of FCX and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of FCX or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of FCX and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding the interest income arising from the Permitted Investments securing the obligations with respect to the 2006 Convertible Notes, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iv) to the extent included in such consolidated interest expense for such period, dividends paid in respect of preferred stock (other than any trust preferred stock).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary charges or significant nonrecurring non-cash charges or non-cash charges resulting from requirements to mark-to-market derivative obligations (including commodity-linked securities) for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains or non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of FCX and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (computed, however, without deduction for minority interests in the net income or loss of PTFI); provided that there shall be excluded (a) the income of any Person (other than FCX and PTFI) in which any other Person (other than FCX or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to FCX or PTFI, as applicable, or any of the Restricted Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with FCX or any Restricted Subsidiary or the date that such Person’s assets are acquired by FCX or any Restricted Subsidiary.

“Contract of Work” means the Contract of Work made December 30, 1991, between the Ministry of Mines of the Government of the Republic of Indonesia, acting for and on behalf of the Government of the Republic of Indonesia, and PTFI, together with any related implementation agreement or Memorandum of Understanding with such Ministry of Mines acting on behalf of the Government of the Republic of Indonesia, after giving effect to the PT-Rio Tinto Indonesia COW Assignment.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means (a) the 2006 Convertible Notes and (b) the 2011 Convertible Notes.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Depositary” means JPMCB in its capacity as Depositary under the FI Trust Agreement for the Sales Proceeds Account and the Special Account.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 1.01A.

“dollars” or “$” refers to lawful money of the United States of America.

“Eastern Minerals” means PT Irja Eastern Minerals, an Indonesian corporation which, on the Effective Date, is a 90% indirectly owned Subsidiary of FCX (with the remaining 10% owned by PTII).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with either Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by either Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by either Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Reserve Requirement” means, with respect to Eurodollar Loans, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or any other banking authority to which any Lender is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Eurodollar Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of either Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by either Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (which, in the case of any Foreign Lender that was a party to the Existing Credit Agreement, shall be deemed to be the time such Foreign Lender became a party to the Existing Credit Agreement) (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Borrower with respect to any withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.16(e).

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 19, 2001, as amended, among FCX, PTFI, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, security agent, JAA security agent and documentation agent and U.S. Bank Trust National Association, as FI trustee, which amended and restated both the Credit Agreement originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the Credit Agreement originally dated as of June 30, 1995.

“Existing FCX Pledge Agreement (Indebtedness)” means the Pledge of Accounts stated in deed number 46 dated October 19, 2001 pursuant to which FCX granted a perfected first priority security interest under Indonesian law in Indebtedness owing by PTFI or any other Restricted Subsidiary to FCX, for the ratable benefit of the holders of the Obligations (as defined in the Existing Credit Agreement).

“Existing FCX Pledge Agreement (PTFI Shares)” means the Pledge of Shares stated in deed number 42 dated October 19, 2001 pursuant to which FCX granted a perfected first priority security interest under Indonesian law in 50.1% (on a fully diluted basis) of the capital stock of PTFI for the ratable benefit of the holders of the Obligations (as defined in the Existing Credit Agreement).

“Existing FCX Pledge Agreement (PTII Shares)” means the Pledge of Shares agreement in deed number 41 dated October 19, 2001 pursuant to which FCX granted a perfected first priority security interest under Indonesian law in the Pledged PTII Shares for the ratable benefit of the holders of the Obligations (as defined in the Existing Credit Agreement).

“Existing FCX Pledge Agreements” means the Existing FCX Pledge Agreement (Indebtedness), the Existing FCX Pledge Agreement (PTFI Shares) and the Existing FCX Pledge Agreement (PTII Shares).

“Existing Letters of Credit” means the existing letters of credit listed on Schedule 1.01B.

“Existing Subsidiary Guarantee Agreement” means (i) the Indonesian Subsidiary Guarantee Agreement dated as of October 19, 2001 among the subsidiary guarantors named therein and The Chase Manhattan Bank, as security agent and (ii) the Subsidiary Guarantee Agreement dated as of October 19, 2001 among the subsidiary guarantors named therein and The Chase Manhattan Bank, as security agent.

“Exploration Subsidiary” means Eastern Minerals and any other Subsidiary that is engaged solely in the business of exploration and does not own any assets necessary or used in connection with Block A Base Production.

“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and LC Exposure at such time.

“FCX Assisted PTFI Sale” means a Qualifying PTFI Sale Transaction in which the purchaser is not an Affiliate of the Borrowers (i) which is made for fair market value and for consideration consisting solely of cash received upon consummation of such sale and (ii) in respect of which FCX and/or PTFI may, at its option, provide an unsecured Guarantee in accordance with the provisions of Section 6.01(a)(xii) in favor of any lenders providing debt financing to the purchaser in an aggregate amount not in excess of the amount of such cash consideration.

“FCX Pledge Agreements” means the Amended and Restated FCX Pledge Agreement (Indebtedness), the Amended and Restated FCX Pledge Agreement (PTFI Shares) and the Amended and Restated FCX Pledge Agreement (PTII Shares).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FI Collateral and Rights” has the meaning assigned to such term in Section 6.16.

“FI Creditors” means the “FI Creditors”, as defined in the FI Trust Agreement and shall include the Lenders and the other holders of the Obligations identified in the FI Trust Agreement Financing Annex.

“FI Intercreditor Agreement” means the Intercreditor Agreement entered dated as of October 11, 1996 among RTZ, PT-Rio Tinto Indonesia, RTZIF and certain secured creditors of PTFI.

“FI Intercreditor Agreement Creditor Annex” means a “Creditor Annex”, as defined in the FI Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder.

“FI Product” means ores or minerals produced by the FI Project or otherwise obtained from the Mining Area (as defined in the Contract of Work) and any kinds of products, including, without limitation, concentrates, produced from such ores or minerals.

“FI Project” means the mining, concentrating and related operations conducted or to be conducted by PTFI in Irian Jaya, Indonesia, pursuant to the Contract of Work.

“FI Security Agent” means U.S. Bank Trust National Association (f/k/a First Trust of New York, National Association) or any successor, not in its individual capacity, but as FI Security Agent for the Secured Parties under the Fiduciary Assignment Amendment and Restatement and the Second Amended and Restated Fiduciary Assignment.

“FI Security Documents” means the FI Trust Agreement, the FI Trust Agreement Financing Annexes, the Operator Replacement Agreement, the Second Amended and Restated Surat Kuasa, the Second Amended and Restated Fiduciary Transfer, the Second Amended and Restated Fiduciary Assignment, the Lender Security Agreement, the Lender Security Agreement Amendments, the Second Amended and Restated Lender Surat Kuasa, the Second Amended and Restated Lender Fiduciary Assignment, the Second Amended and Restated JAA Fiduciary Transfer, the FI Intercreditor Agreement, the FI Intercreditor Agreement Creditor Annex, the Side Letter, the Side Letter Creditor Annex, all Uniform Commercial Code financing statements and all Indonesian financing statements or security filings required to be filed hereunder or under the FI Security Documents and each other agreement, instrument or document pertaining to assets of PTFI executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“FI Security Documents Amendments” means the FI Trust Agreement Financing Annexes, the Second Amended and Restated Surat Kuasa, the Second Amended and Restated Fiduciary Transfer, the Second Amended and Restated Fiduciary Assignment, the Lender Security Agreement Second Amendment, the Second Amended and Restated Lender Surat Kuasa, the Second Amended and Restated Lender Fiduciary Assignment, the Second Amended and Restated JAA Fiduciary Transfer, the FI Intercreditor Agreement Creditor Annex and the Side Letter Creditor Annex.

“FI Trust Agreement” means the Restated Trust Agreement dated as of October 11, 1996, among PTFI, PT-Rio Tinto Indonesia, The Chase Manhattan Bank, as the depositary, First Trust of New York, National Association, as FI trustee and certain other creditors of PTFI.

“FI Trust Agreement Financing Annexes” means “Creditor Annexes”, as defined in the FI Trust Agreement, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder.

“FI Trustee” means U.S. Bank Trust National Association (f/k/a First Trust of New York, National Association), or any successor trustee, as trustee for PTFI, PT-Rio Tinto Indonesia and the Secured Parties pursuant to the FI Trust Agreement and, in such capacity, also as party to the Operator Replacement Agreement, and as a party to the Surat Kuasa Amendment and Restatement, the Second Amended and Restated Surat Kuasa, the Fiduciary Assignment Amendment and Restatement and the Second Amended and Restated Fiduciary Assignment.

“Fiduciary Assignment Amendment and Restatement” means the Amendment and Restatement of Fiduciary Assignment of Accounts (Penyerahan Hak Atas Tagihan) in deed number 39 dated October 19, 2001, granted by PTFI and PT-Rio Tinto Indonesia to the FI Security Agent.

“Fiduciary Transfer Amendment and Restatement” means the Amendment and Restatement of Fiduciary Transfer of Assets (Penyerahan Hak Secara Fidusia) in deed number 43 dated October 19, 2001, granted by PTFI to the Lenders, acting through The Chase Manhattan Bank, as security agent.

“FIEC Interests” means PTFI’s interest in Incremental Expansion Cashflow (as such term is defined in the Participation Agreement) and PTFI’s related rights pursuant to the FI Trust Agreement under the Concentrate Sales Agreements.

“Financial Covenants” means the covenants set forth in Sections 6.18, 6.19 and 6.20.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of FCX or PTFI, as applicable.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.  If a Borrower is located in more than one jurisdiction, a lender’s status as a Foreign Lender shall be tested separately with respect to each jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means any Subsidiary with assets of less than $1,000,000 and revenues of less than $1,000,000 per annum.

 “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract which is outstanding for more than 120 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business so long as the same are not more than 60 days overdue or, if overdue, are being contested in good faith by appropriate proceedings), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party (including reimbursement obligations to the issuer) in respect of letters of credit and letters of guaranty, which support or secure Indebtedness, (j) all non-contingent obligations of such Person as an account party (including reimbursement obligations to the issuer) in respect of letters of credit and letters of guaranty not referred to in clause (i), (k) all obligations under any Hedging Agreement, (l) all obligations in respect of prepaid production arrangements, prepaid forward sale arrangements or derivative contracts in respect of which such Person receives upfront payments in consideration of an obligation to deliver product or commodities (or make cash payments based on the value of product or commodities) at a future time, and (m) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that no series of preferred stock of a Borrower or a Restricted Subsidiary outstanding on the Effective Date (or securities of substantially the same type (but which do not mature in whole or part, and are not subject to any amortization, redemption, repurchase or exchange requirements prior to January 15, 2006) issued to refinance such preferred stock) shall in any event be deemed to be Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and other than Indonesian Taxes.

“Index Debt” means if the Indebtedness under this Agreement is then currently rated by both S&P and Moody’s, such Indebtedness, otherwise “Index Debt” means the senior, unsecured, long-term indebtedness for borrowed money of FCX that is not guaranteed by any other Person or subject to any other credit enhancement.

“Indonesian Taxes” means Taxes imposed, assessed, levied or collected by Indonesia or any political subdivision or taxing authority thereof or therein or any association or organization of which Indonesia may be a member (but excluding Taxes imposed upon the net income of, or any franchise taxes imposed on, the Administrative Agent, the FI Trustee, any Lender (or permitted assignee or Participant) or the Issuing Bank which has its principal office in Indonesia or a branch office in Indonesia, unless and to the extent attributable to the enforcement of any rights hereunder or under any FI Security Document with respect to an Event of Default), together with interest thereon and penalties, fines and surcharges and other liabilities with respect thereto, if any, on or in respect of this Agreement, the Loans to PTFI, the Letters of Credit issued for the account of PTFI or any other Indonesian Restricted Subsidiary, the FI Security Documents, the Assigned Agreements or any promissory notes of PTFI issued hereunder, the execution, enforcement, registration, recordation, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof.

“Indonesian Power Project” means all of the related and associated assets, properties and rights, now owned or hereafter acquired by PJP, relating to PTFI’s mining and milling operations and infrastructure in Papua, Indonesia.

“Infrastructure Assets” means the infrastructure assets utilized by PTFI and owned by one or more joint ventures that, on the date hereof, are subject to the Infrastructure Financings, and any assets hereafter acquired by such joint ventures which become subject to the Infrastructure Financings pursuant to the Infrastructure Financing Documents.

“Infrastructure Financings” means, collectively, the financing arrangements existing on the date hereof with respect to certain infrastructure assets utilized by PTFI, including asset leasing agreements and guarantees of bank loans extended to joint ventures that acquired such infrastructure assets.  The aggregate amount of Indebtedness and Attributable Debt of PTFI, calculated in accordance with GAAP, under the Infrastructure Financings on the Effective Date is $308,431,000.  Each Infrastructure Financing, and the Indebtedness or Attributable Debt relating thereto, is described in Schedule 1.01C.

“Infrastructure Financing Documents” means each of the operative documents relating to the Infrastructure Financings, including asset purchase agreements, lease agreements, joint venture agreements, guarantee agreements and participation agreements, to which FCX, PTFI or any Restricted Subsidiary is a party.  The Infrastructure Financing Documents with respect to each Infrastructure Financing in effect on the Effective Date are listed in Schedule 1.01C.

“Initial Borrowing Availability Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02).

“Interest Election Request” means a request by either Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as either Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any capital contribution or loans or advances to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

“Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JAA Fiduciary Transfer Amendment and Restatement” means the Amendment and Restatement of Fiduciary Transfer of Assets (Penyerahan Hak Secara Fidusia) of Joint Account Assets in deed number 38 dated October 19, 2001, granted by PTFI and PT-Rio Tinto Indonesia to the JAA Security Agent.

“JAA Security Agent” means JPMCB, not in its individual capacity, but as JAA Security Agent for the Lenders and RTZ-IIL under the JAA Fiduciary Transfer Amendment and Restatement (it being understood that JPMCB was then known as The Chase Manhattan Bank) and the Second Amended and Restated JAA Fiduciary Transfer.

“Joint Account Assets” has the meaning assigned to such term in the Participation Agreement.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Fiduciary Assignment Amendment and Restatement” means the Amendment and Restatement of Fiduciary Assignment of Accounts (the Penyerahan Hak Atas Tagihan) in deed number 44 dated October 19, 2001, granted by PTFI to the Lenders, acting through The Chase Manhattan Bank, as security agent.

“Lender Security Agreement” means the Bank Security Agreement dated as of October 11, 1996 between PTFI, First Trust of New York, National Association, as trustee and The Chase Manhattan Bank, as security agent pursuant to which PTFI granted a security interest in the Collateral (as defined therein) for the ratable benefit of the holders of the Obligations.

“Lender Security Agreement Amendments” means the Lender Security Agreement First Amendment and the Lender Security Agreement Second Amendment.

“Lender Security Agreement First Amendment” means the Amendment to the Lender Security Agreement dated as of October 19, 2001.

“Lender Security Agreement Second Amendment” means a second amendment to the Lender Security Agreement containing such modifications to the Lender Security Agreement as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders.

“Lender Security Documents” means the Lender Security Agreement, the Lender Security Agreement Amendments, the Second Amended and Restated Lender Surat Kuasa, the Second Amended and Restated Fiduciary Transfer and the Second Amended and Restated Lender Fiduciary Assignment.

“Lender Security Document Amendments” means each of the Lender Security Agreement Second Amendment, the Second Amended and Restated Lender Surat Kuasa, the Second Amended and Restated Fiduciary Transfer and the Second Amended and Restated Lender Fiduciary Assignment.

“Lender Surat Kuasa Amendment and Restatement” means the Lender Surat Kuasa (Power of Attorney) Amendment and Restatement in deed number 45 dated October 19, 2001, granted by PTFI to The Chase Manhattan Bank, as security agent.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a lender hereunder pursuant to an Assignment and Assumption, or pursuant to an Accession Agreement entered into under Section 2.07(d), other than any person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means (i) any letter of credit issued pursuant to this Agreement and (ii) the Existing Letters of Credit.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of FCX most recently ended on or prior to such date.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, on any date, the sum of (i) the aggregate amount of unused Commitments on such date or, after the Initial Borrowing Availability Date, the amount of unused Commitments that could be utilized on that date to effect Borrowings, and (ii) Combined Cash Balances on such date.

“Loan Documents” means this Agreement and the Security Documents.

“Loan Parties” means FCX, PTFI and each Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Major Concentrate Sales Agreement” means any Concentrate Sales Agreement providing for sales during the term thereof of at least 75,000 metric tons of concentrate.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects or condition, financial or otherwise, of either Borrower and its Restricted Subsidiaries, taken as a whole, including, without limitation, changes in ratings of debt of either Borrower that have a material adverse effect on such prospects, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of either or both of the Borrowers and/or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of either Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means September 30, 2006; provided that if PTFI shareholder resolutions satisfactory in form and substance to the Administrative Agent and its counsel are not received by January 31, 2004, Maturity Date will mean December 1, 2005.

“Memorandum of Understanding” means the Memorandum of Understanding dated as of December 27, 1991, between the Ministry of Mines and Energy of the Government of the Republic of Indonesia, and PTFI as amended, modified or supplemented as permitted hereby from time to time.

“Mirror Note Securities” has the meaning given to such term in the definition of “Mirror Notes”.

“Mirror Notes” means any promissory notes or other repayment obligations at any time issued by PTFI to FCX (whether before, on or after the Effective Date) in consideration for loans or advances made by FCX to PTFI with any Net Proceeds from debt issuances or equity issuances of FCX (collectively, “Mirror Note Securities”) (including, without limitation, in respect of the Convertible Notes and the 2026 Senior Notes), payments in respect of which are generally anticipated to provide FCX with a portion of the funds required to make payments, when due, of interest, dividends, principal or redemption amounts in respect of such Mirror Note Securities.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by either Borrower or any Restricted Subsidiary to Third Parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by either Borrower or any Restricted Subsidiary as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrowers and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the applicable Borrower).

“Non-Recourse Indebtedness” means, with respect to any Person and its assets, Indebtedness the obligees of which will not have, directly or indirectly, recourse (including by way of any Guarantee or other undertaking, agreement or instrument that would constitute Indebtedness) for repayment of the principal, premium (if any), and interest on such Indebtedness or any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness against any assets of such Person other than pursuant to any pledge of specified assets of such Person.

“Obligations” means the obligations of each of FCX and PTFI hereunder and under the other Loan Documents, including, without limitation, (a) the due and punctual payment by FCX and PTFI, as the case may be, of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral, (iii) the Guarantee obligations of FCX and of PTFI under Article IX hereof and (iv) all other monetary obligations of the Borrowers under this Agreement or any other Loan Document, including in respect of fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of FCX and PTFI under or pursuant to this Agreement and each other Loan Document, (c) the due and punctual payment and performance of all of the obligations of each other Loan Party under or pursuant to each of the other Loan Documents, (d) the due and punctual payment and performance of all obligations of FCX or PTFI, as the case may be, under each Permitted Secured Hedge and (e) the due and punctual payment and performance of all obligations owed from time to time by FCX or PTFI to JPMCB or its Affiliates in respect of (i) cash management services and (ii) any Purchasing Card Program, in each case including obligations in respect of overdrafts, temporary advances, interest and fees.

“Operating Lease” means any lease other than a lease which gives rise to a Capital Lease Obligation.

“Operator Replacement Agreement” means the Operator Replacement Agreement dated as of October 11, 1996 among PTFI, PT-Rio Tinto Indonesia, First Trust of New York, National Association, as trustee and The Chase Manhattan Bank, as administrative agent (in its capacity as Operator Selection Representative).

“Operator Selection Representative” means the Administrative Agent acting as the Operator Selection Representative under the Operator Replacement Agreement, pursuant to its designation in Section 10.16 herein as Operator Selection Representative.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 10.04.

“Participation Agreement” means the Participation Agreement dated October 11, 1996 between PTFI and PT-Rio Tinto Indonesia, as amended by the First Amendment dated April 30, 1999.

“Perfection Certificate” means the perfection certificates executed by each Borrower substantially in the form of Exhibit B.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or regulations, and progress payments under government contracts and other Liens incident to the ordinary conduct of any Borrower’s or its Restricted Subsidiary’s business or the ordinary operation of property or assets and not securing any Indebtedness or Guarantee;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and Liens in connection with surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) rights of lessors under leases of property leased by a Borrower or a Restricted Subsidiary under Operating Leases entered into in the ordinary course of business, which rights are limited to the property so leased; and

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of either Borrower or any Restricted Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or Attributable Debt.

“Permitted FCX Indebtedness” means unsecured (other than in respect of any Permitted Interest Escrow) Indebtedness of FCX which is not Guaranteed by any Restricted Subsidiary (other than, in the case of the Convertible Notes, FCX Investment Ltd., an exempted limited liability company organized in the Cayman Islands and a Wholly Owned Restricted Subsidiary of FCX), which does not mature and is not subject to any amortization or mandatory prepayment or repurchase requirements (other than customary and usual put rights or repurchase obligations arising as a result of a Change in Control and customary and usual obligations requiring repurchase with the proceeds of asset sales after application of such proceeds to prepayments and reductions of Indebtedness and Commitments hereunder) until the date six months after the Maturity Date, and which is not convertible into or exchangeable for any Equity Interests, other than common stock of FCX, or any other Indebtedness, other than Permitted FCX Indebtedness.

“Permitted Interest Escrow” means, with respect to any Indebtedness permitted by Section 6.01(a)(ix) or (x), an amount not to exceed the sum of the regularly scheduled interest payments due during the initial three years after issuance of such Indebtedness, which amount shall have been placed in an interest reserve escrow account in connection with the issuance of, and to secure the obligations under, such Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P of A-2 or higher or from Moody’s of P-2 or higher;

(c) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a short-term deposit rating issued by Moody’s of P-2 or higher;

(d) overnight repurchase agreements relating to securities described in clause (a), (b) or (c) above; and

(e) Investments in readily marketable money market funds registered under the Investment Company Act of 1940 which hold only securities described in clause (a), (b), (c) or (d) above.

“Permitted Secured Hedge” means any Hedging Agreement between PTFI or FCX (a) if entered into prior to the date hereof, with a counterparty that is a Lender (or Affiliate of a Lender) on the date hereof or (b) if entered into on or after the date hereof, with a counterparty that is a Lender or Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PJP” means P.T. Puncakjaya Power, a limited liability company established and existing under the laws of the Republic of Indonesia.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged PTFI Shares” means all shares of the capital stock of PTFI owned by FCX and pledged pursuant to the FCX Pledge Agreement (PTFI Shares).  On the Effective Date, the Pledged PTFI Shares represent 50.1% of the issued and outstanding shares of PTFI.

“Pledged PTII Shares” means, prior to any merger of PTII into PTFI, all shares of the capital stock of PTII owned by FCX and pledged pursuant to the FCX Pledge Agreement (PTII Shares).  On the Effective Date, the Pledged PTII shares represent 99.998% of the issued and outstanding shares of PTII.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“PTFI EBITDA” means, for any period, PTFI Net Income for such period plus (a) without duplication and to the extent deducted in determining such PTFI Net Income, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary charges or significant nonrecurring non-cash charges or non-cash charges resulting from requirements to mark-to-market derivative obligations (including commodity-linked securities) for such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing PTFI EBITDA for the period in which such cash payment is made), and minus (b) without duplication and to the extent included in determining such PTFI Net Income, any extraordinary gains or non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP.

“PTFI Indebtedness” means, as of any date, (a) the aggregate principal amount of Indebtedness of PTFI and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected as a liability on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of cash and Permitted Investments of PTFI and its Restricted Subsidiaries as of such date, other than any cash and Permitted Investments subject to a Lien or escrow arrangement securing Indebtedness or other obligations.

“PTFI Leverage Ratio” means, on any date, the ratio of (a) PTFI Indebtedness as of such date to (b) PTFI EBITDA for the period of four consecutive fiscal quarters of PTFI most recently ended on or prior to such date.

“PTFI Net Income” means, for any period, the net income or loss of PTFI and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (computed, however, without deduction for minority interests in the net income or loss of PTFI); provided that there shall be excluded (a) the income of any Person (other than PTFI) in which any other Person (other than PTFI or any Restricted Subsidiary of PTFI or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to PTFI or any Restricted Subsidiary of PTFI during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary of PTFI or is merged into or consolidated with PTFI or any Restricted Subsidiary of PTFI or the date that such Person’s assets are acquired by PTFI or any Restricted Subsidiary of PTFI.

“PTII” means PT Indocopper Investama Tbk, a corporation organized under the laws of Indonesia.

“PT Kencana” means PT Kencana Infra Nusakarya, a corporation organized under the laws of Indonesia (formerly known as P.T. ALatieF Freeport Infrastructure Corporation), which, on the Effective Date, is a Wholly Owned Subsidiary of PTFI, held indirectly in part through PT Mitradaya Vulkanisindo and PT Freeport Finance Indonesia.

“PT Kencana Assets” means the non-mining infrastructure assets that were formerly subject to the Joint Venture Agreement dated as of March 11, 1993, between PTFI and P.T. ALatieF Nusakarya Corporation and which are currently owned by PT Kencana and PT Kencana Wisata, each a Restricted Subsidiary of PTFI.  On the Effective Date the aggregate book value of the PT Kencana Assets is not in excess of $270,000,000.

“PT Kencana Financing” means the financing by PTFI or a Restricted Subsidiary of the PT Kencana Assets pursuant to the incurrence of Indebtedness secured by such assets or the incurrence of Attributable Debt in connection with a sale and leaseback transaction involving such assets and or the sale or issuance of Equity Interests in PT Kencana, PT Kencana Wisata or any other Subsidiary which owns PT Kencana Assets.

“PT Kencana Financing Documents” means each of the operative documents relating to any PT Kencana Financing, including asset purchase agreements, lease agreements, joint venture agreements, guarantee agreements and participation agreements, to which FCX, PTFI or any Restricted Subsidiary is a party.

“PT Kencana Wisata” means PT Kencana Wisata Nusakarya, a corporation organized under the laws of Indonesia, which, is a 99% owned subsidiary of the Debtor (with the remaining 1% owned by FCX).

“PT-Rio Tinto Indonesia” means PT Rio Tinto Indonesia (formerly P.T. RTZ-CRA Indonesia), a limited liability company organized under the laws of Indonesia and a wholly owned subsidiary of RTZ.

“PT-Rio Tinto Indonesia COW Assignment” means the Assignment Agreement dated as of October 11, 1996 between PTFI and PT-Rio Tinto Indonesia pursuant to which PTFI assigned a partial undivided interest in the Contract of Work to PT-Rio Tinto Indonesia.

“Purchasing Card Program” means a Chase Visa Purchasing Card Program established for FCX by JPMCB, pursuant to which JPMCB issues Chase Visa Purchasing Cards to employees and other accounts of FCX, with an aggregate credit limit not to exceed $300,000 (including, without limitation, for purchases made in foreign currencies and converted into U.S. dollars).

“Qualifying PTFI Sale Transaction” means a single sale of the Pledged PTII Shares (representing no more than 51% of the outstanding capital stock of PTII) or of Shares of PTFI (representing no more than 9.36% of the outstanding shares of capital stock of PTFI either owned by FCX and not constituting Collateral or owned by PTII) (in each case, the “Transferred Shares”) which satisfies the following requirements:  (i) such sale (unless it is an FCX Assisted PTFI Sale) is made to a Governmental Authority of the Republic of Indonesia (including a regional Governmental Authority) or an investment vehicle wholly owned and Controlled by such a Governmental Authority; (ii) the consideration for such sale consists solely of cash and/or a promissory note secured by, and payable with any dividends, distributions or proceeds on or in respect of, all the Transferred Shares (which promissory note may be nonrecourse to such Governmental Authority); (iii) any such promissory note and all proceeds thereof are pledged at the time any such sale is consummated to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the FCX Pledge Agreement (Indebtedness) or other pledge arrangements satisfactory to the Administrative Agent (and regardless of whether the owner of such note is FCX, PTII or another Person); and (iv) the Administrative Agent shall have received such favorable opinions of outside counsel to FCX as it may reasonably request in connection with the foregoing.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Exposures and unused Commitments representing not less than 51% of the sum of the total Exposures and unused Commitments at such time.

“Required Liquidity Amount” means (i) $200,000,000 prior to a Commitment Increase that results in the total Commitments exceeding $200,000,000 and (ii) at any time after the first Commitment Increase after which the total Commitments exceed $200,000,000, the sum of $200,000,000 plus the aggregate amount of all Commitment Increases to the extent and in the amount that such Commitment Increases caused the aggregate amount of all Commitments to exceed $200,000,000; provided that in no event shall the Required Liquidity Amount exceed $250,000,000, in any case assuming normal and customary practices and procedures with respect to trade payables.

“Restricted Indebtedness” means any Indebtedness of either Borrower or any Restricted Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in either Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests (including any payment under a Synthetic Purchase Agreement related to any Equity Interests) in either Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in either Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means PTFI and any other Subsidiary of FCX or PTFI that is not an Unrestricted Subsidiary.

“RTZ” means Rio Tinto plc (formerly RTZ Corporation PLC), a company organized under the laws of England.

“RTZ America” means Rio Tinto America Holdings, Inc. (formerly RTZ America Holdings, Inc. (formerly RTZ America, Inc.)), a Delaware corporation and a wholly owned subsidiary of RTZ.

“RTZ Documents” has the meaning assigned to such term in Section 6.15.

“RTZ-IIL” means Rio Tinto Indonesia Investments Limited (formerly known as RTZ Indonesian Investments Limited), a company organized under the laws of England.

“RTZ Indonesia” means RTZ Indonesia Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

“RTZ Interests” means the interests of PT-Rio Tinto Indonesia in the Contract of Work and the Joint Account Assets pursuant to the Participation Agreement and in the Concentrate Sales Agreements pursuant to the FI Trust Agreement, in each case as permitted by Section 6.15.

“RTZIF” means RTZ Indonesian Finance Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

“S&P” means Standard & Poor’s.

“Sales Proceeds Account” has the meaning assigned to such term in the FI Trust Agreement.

“Second Amended and Restated Fiduciary Assignment” means a Second Amended and Restated Fiduciary Assignment substantially in the form of the Fiduciary Assignment Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which PTFI grants a security interest in accounts receivable from Concentrate Sales Agreements for the ratable benefit of the holders of the Obligations.

“Second Amended and Restated Fiduciary Transfer” means a Second Amended and Restated Fiduciary Transfer substantially in the form of the Fiduciary Transfer Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, granted by PTFI to the Lenders, acting through the Security Agent, pursuant to which PTFI grants a security interest in its Indonesian assets (other than Joint Account Assets) for the ratable benefit of the holders of the Obligations.

“Second Amended and Restated JAA Fiduciary Transfer” means a Second Amended and Restated JAA Fiduciary Transfer substantially in the form of the JAA Fiduciary Transfer Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, granted by PTFI and PT-Rio Tinto Indonesia to the JAA Security Agent, pursuant to which PTFI grants a security interest in its interest in Joint Account Assets for the ratable benefit of the holders of the Obligations.

“Second Amended and Restated Lender Fiduciary Assignment” means a Second Amended and Restated Lender Fiduciary Assignment substantially in the form of the Lender Fiduciary Assignment Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, granted by PTFI to the Lenders, acting through the Security Agent, pursuant to which PTFI grants a security interest in its accounts receivable (other than those arising from Concentrate Sales Agreements or Joint Account Assets) for the ratable benefit of the holders of the Obligations.

“Second Amended and Restated Lender Surat Kuasa” means a Second Amended and Restated Lender Surat Kuasa substantially in the form of the Lender Surat Kuasa Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, granted by PTFI to the Security Agent with respect to the authorization to appoint a manager to carry out all acts and matters related to PTFI’s rights, titles and interest in, to and under the contract rights and other assets constituting Collateral (as defined in the Lender Security Agreement) upon the occurrence of an Event of Default.

“Second Amended and Restated Surat Kuasa” means a Second Amended and Restated Surat Kuasa substantially in the form of the Surat Kuasa Amendment and Restatement, with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and in form and substance satisfactory to the Administrative Agent and the Required Lenders, granted by PTFI and PT-Rio Tinto Indonesia with respect to authorization to appoint a successor Operator (as defined in the Participation Agreement).

“Secured Parties” means the Administrative Agent, the Issuing Bank, the Security Agent, the JAA Security Agent, the Documentation Agent, the Lenders, each counterparty to a Permitted Secured Hedge, JPMCB or any of its Affiliates providing cash management services or any Purchasing Card Program to FCX or PTFI, and, in the case of the Second Amended and Restated Fiduciary Assignment and the Second Amended and Restated JAA Fiduciary Transfer, RTZ-IIL, and the successors and assigns of the foregoing.

“Security Agent” means JPMCB, not in its individual capacity, but as Security Agent for the Lenders under the FCX Pledge Agreements and the Lender Security Documents.

“Security Documents” means the FI Security Documents, the FCX Pledge Agreements, the Subsidiary Guarantee Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Side Letter” means the agreement dated as of October 11, 1996 between PTFI, RTZ, PT-Rio Tinto Indonesia, RTZIF, RTZ Indonesian Investments Limited, First Trust of New York, National Association, as trustee, the JAA Security Agent and certain secured creditors of FI.

“Side Letter Creditor Annex” means a “Creditor Annex”, as defined in the Side Letter, in form and substance satisfactory to the Administrative Agent, to be filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors thereunder and any additional or separate “Creditor Annex” filed with the FI Trustee for purposes of identifying the holders of the Obligations as FI Creditors, in each case as amended and in effect from time to time.

“Special Account” has the meaning assigned to such term in the FI Trust Agreement.

“Stock Purchase Agreement” means the Agreement dated as of May 2, 1995, by and between (among other parties) FCX, RTZ, RTZ Indonesia and RTZ America.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the equity or more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of either Borrower.

“Subsidiary Guarantee Agreement” means an amendment and restatement of each Existing Subsidiary Guarantee Agreement with such modifications as may be necessary to reflect the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, in each case in form and substance satisfactory to the Administrative Agent and the Required Lenders and executed by each Indonesian Subsidiary Guarantor and non-Indonesian Subsidiary Guarantor, as appropriate, pursuant to which such Restricted Subsidiary guarantees some or all of the Obligations.

“Subsidiary Guarantor” means each Restricted Subsidiary that has become party to a Subsidiary Guarantee Agreement.

“Surat Kuasa Amendment and Restatement” means the Surat Kuasa (Power of Attorney) Amendment and Restatement in deed number 40 dated October 19, 2001 granted by PTFI and PT-Rio Tinto Indonesia to the FI Trustee.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which either Borrower or any Restricted Subsidiary is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the Borrowers or any Restricted Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrowers or any Restricted Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Indebtedness” means, as of any date, (a) the aggregate principal amount of Indebtedness of the Borrowers and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected as a liability on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of cash and Permitted Investments of the Borrowers and the Restricted Subsidiaries as of such date, other than any cash and Permitted Investments securing the Convertible Notes or otherwise subject to a Lien or escrow arrangement securing Indebtedness or other obligations.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Shares” has the meaning set forth in the definition of “Qualifying PTFI Sale Transaction”.

“2006 Convertible Notes” means $292,604,000 principal amount of 8.25% Convertible Senior Notes due 2006 of FCX.

“2011 Convertible Notes” means $575,000,000 principal amount of 7.00% Convertible Senior Notes due 2011 of FCX.

“2026 Senior Notes” means the 7.20% Senior Notes due 2026 of FCX in an aggregate principal amount outstanding on the date hereof of $250,000,000.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (i) any Subsidiary existing on the Effective Date and identified on Schedule 3.12 as an Unrestricted Subsidiary, (ii) any Subsidiary of any Unrestricted Subsidiary and (iii) any surviving corporation (other than PTFI or FCX or a Restricted Subsidiary) into which any of such corporations referred to in clause (i) or (ii) is merged or consolidated, subject to Section 6.03, (iv) any Subsidiary organized after the date of this Agreement and designated as a Unrestricted Subsidiary by FCX in accordance with Section 6.17 at the time of its organization, (v) in the event a PT Kencana Financing is consummated in accordance with the provisions of Sections 6.01, 6.02 and 6.04, PT Kencana and/or PT Kencana Wisata, if such Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 6.17, and (vi) in the event the investment therein is permitted by Section 6.04, any Exploration Subsidiary, if it is designated as an Unrestricted Subsidiary pursuant to Section 6.17.

“Unrestricted Subsidiary LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of Unrestricted Subsidiaries at such time plus (b) the aggregate amount of all LC Disbursements relating to such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” shall mean a subsidiary of FCX or PTFI, as the case may be, of which securities or other ownership interests (except for directors’ qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power and 100% of equity or 100% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by FCX or PTFI or one or more Wholly Owned Subsidiaries of FCX or PTFI, or by FCX or PTFI and one or more Wholly Owned Subsidiaries of FCX or PTFI.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

SECTION 1.3.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.4.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.1.  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Exposure exceeding such Lender’s Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

SECTION 2.2.  Loans and Borrowings.  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(a)  Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

(c)  Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3.  Requests for Borrowings.  To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, including to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4.  Funding of Borrowings.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such funds transferred to it available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(a)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.5.  Letters of Credit.  General.  Subject to the terms and conditions set forth herein, (i) either Borrower may request the issuance of Letters of Credit for its own account, (ii) FCX may request the issuance of Letters of Credit for the account of any Restricted Subsidiary (other than PTFI) and (iii) subject to Section 6.04(c) or Section 6.04(g) or, if applicable, Section 6.04(p) and to the last sentence of this paragraph, FCX may request the issuance of Letters of Credit for the account of Unrestricted Subsidiaries, in any case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  The issuance of any Letter of Credit for the account of an Unrestricted Subsidiary shall be deemed to constitute an Investment in an Unrestricted Subsidiary pursuant to Section 6.04(c) or Section 6.04(g) or, if applicable, Section 6.04(p), as the case may be, in each case in the stated amount of such Letter of Credit.

(a)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000, (ii) the Unrestricted Subsidiary LC Exposure shall not exceed $10,000,000 and (iii) the total Exposures shall not exceed the total Commitments.  On and after the Initial Borrowing Availability Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement.

(b)  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(c)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to either Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  On the Initial Borrowing Availability Date, the Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each Lender and each Lender shall have been deemed to have purchased from the Issuing Bank a participation in each Existing Letter of Credit in accordance with this paragraph.

(d)  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than (i) 2:00 p.m., New York City time, on the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Borrowing.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(e)  Obligations Absolute.  The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f)  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(g)  Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(h)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(i)  Cash Collateralization.  If any Event of Default shall occur and be continuing or if the Borrowers are required to provide cash collateral pursuant to Section 2.10(b), on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing not less than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, (i) upon the occurrence of any Event of Default with respect to either Borrower described in clause (g) or (h) of Article VII or (ii) upon the occurrence of the circumstances described in Section 2.10(b).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement, and the Borrowers hereby grant the Lenders a security interest in all funds and investments in such account to secure such obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing not less than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

SECTION 2.6.  Interest Elections.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(a)  To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

(b)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 (including with respect to minimum amounts and borrowing multiples relating to any resulting Borrowing):

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)  Promptly following receipt of an Interest Election Request with respect to a Borrowing, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)  If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.7.  Termination and Reduction of Commitments; Increase in Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(a)  FCX may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) FCX shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans and provision of cash collateral, in each case in accordance with Section 2.10(b), the aggregate Exposures (excluding the LC Exposure with respect to which cash collateral has been provided in accordance with Section 2.10(b)) would exceed the total Commitments.

(b)  FCX shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election or reduction and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by FCX pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by FCX may state that such notice is conditioned upon the effectiveness of other financings, in which case such notice may be revoked by FCX (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with the amounts of their Commitments.

(c)  The Borrowers may, by written notice to the Administrative Agent, executed by the Borrowers and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause Commitments to be extended by the Increasing Lenders (or cause the Commitments of the Increasing Lenders that are already Lenders to be increased, as the case may be) (a “Commitment Increase”) in an amount for each Increasing Lender set forth in such notice, provided, however, that (a) the aggregate amount of all new Commitments and increases in existing Commitments pursuant to this paragraph during the term of this Agreement, together with the Commitments existing on the Effective Date, shall in no event exceed $350,000,000, (b) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), (c) each Increasing Lender already a party hereto shall deliver to the Administrative Agent confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment and (d) each Increasing Lender, if not already a Lender hereunder, (i) shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Borrowers (an “Accession Agreement”) and (ii) shall complete and deliver to the Administrative Agent a completed Administrative Questionnaire.  New Commitments and increases in Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section (each an “Increase Date”).  Upon the effectiveness of any Accession Agreement to which any Increasing Lender not already a Lender hereunder is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement.  Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender.  Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the applicable Increase Date, the Administrative Agent shall have received a certificate, dated as of the effective date of such increase and executed by a Financial Officer of each Borrower, to the effect that the conditions set forth in paragraphs (a) and (b) of Section 4.03 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase).  On the applicable Increase Date of any extension of a new Commitment or increase of a Lender’s Commitment, each Increasing Lender shall pay to the Administrative Agent, in the same manner as provided in Section 2.04 with respect to Loans made by such Increasing Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of each Increasing Lender), (x) in the case of an Increasing Lender not already a party hereto, an amount equal to such Increasing Lender’s ratable portion of the Borrowings then outstanding and the portion of the LC Exposure funded by the Lenders pursuant to Section 2.05(d) (in each case calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) or (y) in the case of an Increasing Lender already a party hereto, an amount equal to the excess of (1) such Increasing Lender’s ratable portion of the Borrowings then outstanding and the portion of the LC Exposure funded by the Lenders pursuant to Section 2.05(d) (in each case calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (2) such Increasing Lender’s ratable portion of the Borrowings then outstanding and the portion of the LC Exposure funded by the Lenders pursuant to Section 2.05(d) (in each case calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase)).  After the Administrative Agent’s receipt of such funds from each Increasing Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders in an amount to each other Lender such that the aggregate amount of Borrowings owing to each Lender and such Lender’s share of the portion of the LC Exposure funded by the Lenders pursuant to Section 2.05(d) after giving effect to such distribution equals such Lender’s ratable portion of the Borrowings then outstanding and the portion of the LC Exposure funded by the Lenders pursuant to Section 2.05(d) (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase).  At the request of either Borrower, the Administrative Agent or the Increasing Lender, each of the Borrowers, the Administrative Agent and the Increasing Lender shall enter into any amendments to the Security Documents or take any other actions for the purpose of naming the Increasing Lender as a Secured Party thereunder.

SECTION 2.8.  Repayment of Loans.  Each Borrower hereby unconditionally promises to pay to the Administrative Agent on the Maturity Date, for the account of each Lender, the then unpaid principal amount of each Loan of such Lender.

SECTION 2.9.  Evidence of Debt.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(a)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(b)  The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Loans in accordance with the terms of this Agreement.

(c)  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.  Prepayment of Loans.  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section and to the making of any payment required under Section 2.15.

(a)  In the event and on each occasion on or prior to the Maturity Date that the sum of the Exposures exceeds the total Commitments, the Borrowers shall prepay Borrowings in an aggregate amount equal to such excess; provided that if no Borrowings are outstanding and the LC Exposure exceeds the total Commitments, the Borrowers shall provide cash collateral in an aggregate amount equal to such excess in accordance with Section 2.05(j).

(b)  The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c).  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.  Fees.   The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

(a)  The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate (and, if later, the date on which there ceases to be any Exposure) and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)  The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(c)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.  Interest.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(a)  The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the termination of the Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14.  Increased Costs.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Eurodollar Reserve Requirements) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by or in an amount which such Lender in its sole judgment deems material in the context of this Agreement and its Loans or participations in Letters of Credit hereunder, then the relevant Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender shall give notice to the Administrative Agent and the Borrowers at any time to the effect that Eurodollar Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurodollar Reserve Requirements as a result of which such Lender will incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurodollar Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward, if necessary, to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the then-applicable Eurodollar Reserve Requirements.  Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan.  Any Lender which gives notice under this paragraph (b) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrowers) in the event Eurodollar Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

(c)  If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), by an amount which such Lender in its sole judgment deems to be material in the context of this Agreement and its Loans, Commitments and participations in Letters of Credit hereunder, then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(d)  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (c) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers (or the Borrower in respect of the Loan or Letter of Credit, if any, to which such compensation request is attributable) shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.  Taxes.  Any and all payments by or on account of any obligation of either Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(a)  In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b)  Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(c)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which either Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

(e)  PTFI shall pay to the relevant Governmental Authority when due all Indonesian Taxes in accordance with applicable law.

(f)  PTFI shall indemnify the Administrative Agent, the FI Trustee, each Lender (or permitted assignee or Participant) and the Issuing Bank against, and shall reimburse the Administrative Agent, the FI Trustee, each Lender (or permitted assignee or Participant) and the Issuing Bank upon demand for, the full amount of any Indonesian Taxes paid by the Administrative Agent, the FI Trustee, such Lender (or permitted assignee or Participant) or the Issuing Bank, and any loss, liability, claim or expense (including interest, penalties, fines, surcharges and legal fees) which the Administrative Agent, the FI Trustee, such Lender (or permitted assignee or Participant) or the Issuing Bank may incur at any time arising out of or in connection with any failure of PTFI to make any payments of Indonesian Taxes, whether or not such Indonesian Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that no permitted assignee or Participant of any Lender shall be entitled to receive any greater payment under this Section than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.  A certificate as to the amount of such payment or liability delivered to PTFI by a Lender (or permitted assignee or Participant), the FI Trustee, the Issuing Bank or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.  Such indemnification shall be made within 30 days after the date the Lender (or permitted assignee or Participant), the FI Trustee, the Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor.

(g)  Except as otherwise expressly provided in paragraph (k) below, all payments on account of the principal of or interest on the Loans made to PTFI, any promissory notes of PTFI issued hereunder and all other amounts payable by PTFI to or for the account of any Lender (or permitted assignee or Participant), the Issuing Bank or the Administrative Agent hereunder (including amounts payable under Section 2.16(f) or 2.16(g)) or to or for the FI Trustee under the FI Security Documents and to any of them under any other Loan Document shall be made free and clear of and without reduction by reason of any Indonesian Taxes all of which shall be for the account of and paid in full when due by PTFI.  In the event that PTFI is required by any applicable law, decree or regulation to deduct or withhold Indonesian Taxes from any amounts payable on, under or in respect of this Agreement, any other Loan Document or any promissory note issued hereunder, PTFI shall make the required deduction or withholding, promptly pay the amount of such Indonesian Taxes to the appropriate taxing authorities and pay to the Administrative Agent such additional amounts as may be required, after the deduction or withholding of Indonesian Taxes (including deductions applicable to additional sums payable under this Section 2.16), to enable each Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent to receive from PTFI on the due date thereof, an amount equal to the full amount stated to be payable to such Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent under this Agreement, any other applicable Loan Document or any promissory note issued hereunder.

(h)  Without in any way affecting PTFI’s obligations under the other provisions of this Section 2.16, PTFI shall furnish to the Administrative Agent the originals or certified copies of all tax receipts issued by the relevant taxing authority in respect of each payment, deduction or withholding of Indonesian Taxes required to be made by applicable laws or regulations, as soon as practicable and in any event not later than 90 days after the date on which such payment is made, and PTFI shall, at the request of any Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent, promptly furnish to such Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent any other information, documents and receipts that such Lender (or permitted assignee or Participant), the Issuing Bank, the FI Trustee or the Administrative Agent may require to establish to its satisfaction that full and timely payment has been made of all Indonesian Taxes required to be paid hereunder.

(i)  PTFI will notify the Lenders (through the Administrative Agent) promptly upon becoming aware of the application or imposition, or scheduled future application or imposition, of Indonesian Taxes; and each Lender (if not theretofore notified by PTFI) will notify PTFI of any such application or imposition which becomes known to its officers then supervising the Loans of such Lender hereunder as part of their normal duties, and of any change of its lending office or establishment or closing of a branch in Indonesia by such Lender which would give rise to the application or imposition of Indonesian Taxes.

(j)  Each Lender (or permitted assignee or Participant) having its principal office and applicable lending office outside of Indonesia (a “Non-Indonesian Lender”) shall use reasonably diligent efforts to deliver to PTFI appropriate forms, duly completed, evidencing such Non-Indonesian Lender’s entitlement (if any) under any applicable tax treaty to a reduced rate of withholding of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender (which, in the case of any Non-Indonesian Lender that is organized under the laws of the United States or any State thereof including the District of Columbia, shall be Internal Revenue Service Form 6166 (or any successor form thereto)) on or prior to the 90th day following (A) the date hereof or (B) in the case of any such Non-Indonesian Lender that is a permitted assignee or Participant, the date such Non-Indonesian Lender becomes a permitted assignee or Participant.  Following delivery by a Non-Indonesian Lender to PTFI of the appropriate form referenced in the preceding sentence of this Section 2.16(k), duly completed, PTFI is authorized to file such form with the appropriate Indonesian taxing authorities in order to obtain a reduced rate of withholding of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender.

Each Non-Indonesian Lender shall use reasonably diligent efforts to deliver to PTFI such certificates, forms or other documents as may be necessary under any other provision of applicable law (including any amendment, modification or supplement to Form 6166 or such analogous form referred to in the second preceding sentence) to reduce the withholding rate of Indonesian Taxes with respect to payments of interest on Loans of such Non-Indonesian Lender on or by the 90th day following the date on which PTFI shall have delivered to such Non-Indonesian Lender written notice of the existence of such provision of applicable law together with a copy thereof (accompanied by a verified English translation if such provision of applicable law is not in English); provided, however, that such Non-Indonesian Lender shall not be required to deliver any such certificate, form or other document that would, in the reasonable judgment of such Non-Indonesian Lender, be otherwise disadvantageous to such Non-Indonesian Lender; and provided further that such Non-Indonesian Lender shall have no obligation to deliver any such certificates, forms or other documents that it is not legally able to deliver or with respect to information deemed by such Non-Indonesian Lender to be confidential or proprietary.

If any Non-Indonesian Lender shall have failed to comply with the requirements of this Section 2.16(k) and the effect of such failure is to cause the rate of withholding of Indonesian Taxes with respect to payments of interest on such Non-Indonesian Lender’s Loans to be higher than that which would have been applicable had such certificates, forms or other documents been delivered to the applicable Indonesian taxing authority, then any withholding tax indemnity payment to any such Non-Indonesian Lender by PTFI pursuant to this Section 2.16 shall be computed as if such certificates, forms or other documents had been so delivered.

(k)  Nothing contained in this Section 2.16 shall require the Administrative Agent, the FI Trustee, the Issuing Bank or any Lender (or permitted assignee or Participant) to make available any of its income tax returns or any other information that it deems to be confidential or proprietary.

SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14 (other than paragraph (b) thereof), 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(a)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(b)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against either Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(c)  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.17(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  If any Lender requests compensation under Section 2.14 (other than paragraph (b) thereof), or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(a)  If any Lender requests compensation under Section 2.14 (other than paragraph (b) thereof), or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

Each of FCX and PTFI represents and warrants to the Lenders that:

SECTION 3.1.  Organization; Powers.  Each Borrower and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2.  Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of either Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon either Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by either Borrower or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of either Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

SECTION 3.4.  Financial Condition; No Material Adverse Change.  The Borrowers have heretofore furnished to the Lenders FCX’s consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2003, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FCX and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(a)  Except as disclosed in the financial statements referred to above or the notes thereto or in the Confidential Information Materials and except for the Disclosed Matters, after giving effect to the Transactions, neither Borrower nor any of the Restricted Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(b)  Since December 31, 2002, there has been no material adverse change in (a) the business, assets, operations, prospects or condition, financial or otherwise, of FCX and its Subsidiaries, taken as a whole, or of PTFI and its Subsidiaries, taken as a whole, including, without limitation, changes in ratings of debt of either Borrower that have a material adverse effect on such prospects, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

SECTION 3.5.  Properties.  Each of the Borrowers and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by Section 6.02.

(a)  Each Borrower and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrowers and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.6.  Litigation and Environmental Matters.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of either Borrower, threatened against or affecting either Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(a)  Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Borrower nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.7.  Compliance with Laws and Agreements.  Each Borrower and its Subsidiaries is in compliance in all material respects with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements (including without limitation, in the case of PTFI, the Contract of Work) and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Schedule 3.07 sets forth all such significant agreements and commitments with Governmental Authorities in effect as of the Effective Date. No Default has occurred and is continuing.

SECTION 3.8.  Investment and Holding Company Status.  Neither Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.9.  Taxes.  Each Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has, to the extent required by GAAP, set aside on its books adequate reserves.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.  Disclosure.  Neither the Confidential Information Materials nor any of the other reports, financial statements, certificates or other information furnished by any Loan Party or on behalf of, and with the authorization of, any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of, and the ownership interest of each Borrower and each Subsidiary in, each Subsidiary of such Borrower and identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, in each case as of the Effective Date.

SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of all material insurance maintained by or on behalf of each Borrower and its Restricted Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance have been paid and such insurance is in full force and effect.  Each Borrower believes that the insurance maintained by or on behalf of such Borrower and its Restricted Subsidiaries is adequate.

SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against either Borrower or any Restricted Subsidiary pending or, to the knowledge of either Borrower, threatened.  The hours worked by and payments made to employees of each Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from either Borrower or any Subsidiary, or for which any claim may be made against such Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which either Borrower or any Subsidiary is bound.

SECTION 3.15.  Security Documents.  At any time on or after the Initial Borrowing Availability Date, the Liens created by (a) the FI Security Documents will be in full force and effect and constitute first priority (except for Liens expressly permitted by Section 6.02), upon execution of the FI Security Document Amendments (and, in the case of the Second Amended and Restated Fiduciary Transfer, the Second Amended and Restated Fiduciary Assignment, the Second Amended and Restated JAA Fiduciary Transfer or the Second Amended and Restated Lender Fiduciary Assignment, upon registration thereof at the Fiduciary Registration Office - Jakarta Region), perfected security interests in favor of the FI Trustee, the Security Agent or the JAA Security Agent, as the case may be, for the ratable benefit of the Secured Parties (other than RTZ-IIL), in the property and assets stated to be subject to each such FI Security Document, (b) upon execution thereof and upon service of notice of the pledge on the party against whom the pledged rights must be exercised, the FCX Pledge Agreements will be in full force and effect and will constitute first priority, perfected security interests in favor of the Security Agent for the ratable benefit of the Secured Parties (other than RTZ-IIL) in the Pledged PTFI Shares, the Pledged PTII Shares and the Indebtedness owing to FCX pledged thereunder and (c) upon execution thereof and registration thereof at the Fiduciary Registration Office - Jakarta Region, the Second Amended and Restated Lender Fiduciary Assignment will be full force and effect and will constitute first priority (except for Liens expressly permitted by Section 6.02), perfected security interests in favor of the Security Agent for the ratable benefit of the Secured Parties (other than RTZ-IIL) in the Indebtedness owing to PTFI pledged thereunder.

SECTION 3.16.  Assigned Agreements.  Schedule 3.16 (as updated from time to time as required hereby) is a complete and correct list of each currently effective Major Concentrate Sales Agreement (copies of which have heretofore been furnished to the Administrative Agent).  PTFI is not in default in any material respect in its obligations under any Assigned Agreement nor, to its knowledge, is any counterparty to any such agreement in default in its obligations in any respect that could materially and adversely affect the ability of PTFI to perform its obligations under the Loan Documents.

SECTION 3.17.  Federal Reserve Regulations.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, Regulations U, T or X of the Board.  As of each date when this representation is made or deemed made, not more than 25% of the value of the assets subject to the provisions of Section 6.02 and 6.05 will consist of Margin Stock (as defined in Regulation U of the Board).

ARTICLE IV

Conditions

SECTION 4.1.  Effective Date.  The amendment and restatement of the Existing Credit Agreement in the form of this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

(d) The Borrowers shall have terminated all commitments under the Existing Credit Agreement and terminated all letters of credit issued thereunder and repaid in full (i) the principal amount of all loans outstanding under the Existing Credit Agreement, together with interest thereon and all other amounts due in respect of such loans, (ii) all unreimbursed letter of credit disbursements in respect of letters of credit issued under the Existing Credit Agreement, (iii) all commitment fees accrued prior to the Effective Date in respect of the commitments under the Existing Credit Agreement, (iv) all fees separately agreed to be payable to J.P. Morgan Securities by the Borrowers in respect of the Existing Credit Agreement and (v) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by either Borrower under the Existing Credit Agreement.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date under this Agreement, including (i) all fees separately agreed to be payable to J.P. Morgan Securities by the Borrowers in respect of this Agreement and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by either Borrower under this Agreement or under any other Loan Document.

(f) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

(g) No judgment, order or decree shall be outstanding, and no action, suit, litigation or other proceeding shall have been taken by or before any Governmental Authority, that has or is reasonably likely to have the effect of restraining, preventing or imposing materially adverse conditions upon the Transactions, or the full and timely performance by either Borrower of its obligations under any Loan Document.

(h) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the execution of this Agreement shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

(i) The Lenders shall have received copies of all agreements and commitments listed on Schedule 3.07 and Schedule 3.16.

The Administrative Agent shall promptly notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.2.  Initial Borrowing Availability Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder, and the incorporation of the Existing Letters of Credit as Letters of Credit hereunder, shall not become effective until the first date after the Effective Date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party to any Loan Document either (i) a counterpart of each Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Loan Document) that such party has signed a counterpart of such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Initial Borrowing Availability Date) of each of (i) Jones, Walker, Waechter, Poitevant, Carrère & Denègre, L.L.P., U.S. counsel for the Borrowers, (ii) Indonesian counsel for the Borrowers, and (iii) Indonesian counsel for the Lenders, in each case in form and substance satisfactory to the Administrative Agent and the Required Lenders and, in the case of each such opinion required by this paragraph, covering such other matters relating to either Borrower, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.  Each Borrower hereby requests the counsel referred to in clauses (i) and (ii) above, and each Lender hereby requests the counsel referred to in clause (iii), to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request (other than those previously delivered under Section 4.01) relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Initial Borrowing Availability Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

(e) The Administrative Agent shall have received a completed Perfection Certificate dated the Initial Borrowing Availability Date and signed by an executive officer or Financial Officer of each Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

(f) The Collateral and Guarantee Requirement shall have been satisfied and each of the FI Security Document Amendments, FCX Pledge Agreements and Subsidiary Guarantee Agreements shall have been duly executed and delivered and the FI Security Documents, the FCX Pledge Agreements and the Subsidiary Guarantee Agreements shall be in full force and effect.

(g) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

(h) The FI Trustee shall have received opinions to the effect that it does not have to qualify to do business in Louisiana or Indonesia by virtue of the Loan Documents or the activities contemplated thereby.

(i) The Administrative Agent shall have received all fees accrued under this Agreement through the date immediately preceding the Initial Borrowing Availability Date and all other amounts due and payable under this Agreement on or prior to the Initial Borrowing Availability Date.  JPMCB shall have received all fees and other amounts accrued through the date immediately preceding the Initial Borrowing Availability Date.

The Administrative Agent shall notify the Borrowers and the Lenders of the Initial Borrowing Availability Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder, and the incorporation of the Existing Letters of Credit as Letters of Credit hereunder, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 12:00 p.m., New York City time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.3.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing or issue, amend, extend or renew a Letter of Credit is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or issuance of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders, the Agents and the FI Trustee that:

SECTION 5.1.  Financial Statements and Other Information.  Each Borrower will furnish to the Administrative Agent and each Lender:

(a) within 95 days after the end of each fiscal year of such Borrower, or such earlier date that is 10 days after the date on which FCX’s Annual Report on Form 10-K is required to be filed with the Securities and Exchange Commission, (i) an audited consolidated balance sheet of each of FCX and, if available, PTFI and its consolidated Subsidiaries and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of FCX and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) in the event an audited balance sheet under clause (i) is not available, an unaudited consolidated balance sheet of PTFI and its consolidated Subsidiaries and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of PTFI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (iii) unaudited consolidating financial statements relating to each of the financial statements referred to in clauses (i) and (ii) and (iv) an unaudited combined balance sheet of each Borrower and its Restricted Subsidiaries, and related unaudited combined statements of operations and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (in each case accounting for Unrestricted Subsidiaries as investments without using the equity method of accounting), certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its Restricted Subsidiaries on a combined basis in accordance with GAAP (except as specified above with respect to Unrestricted Subsidiaries) consistently applied;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of such Borrower, or such earlier date that is 10 days after the date on which FCX’s Quarterly Report on Form 10-Q for such quarter is required to be filed with the Securities and Exchange Commission, (i) an unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) an unaudited combined balance sheet of each Borrower and its Restricted Subsidiaries, and related unaudited combined statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of such balance sheet, as of the end of) the previous fiscal year (in each case accounting for Unrestricted Subsidiaries as investments without using the equity method of accounting), certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its Restricted Subsidiaries on a combined basis in accordance with GAAP (except as specified above with respect to Unrestricted Subsidiaries) consistently applied, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of such Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants, (iii) setting forth reasonably detailed calculations showing the amount of Restricted Payments permitted pursuant to clause (iii)(B) of Section 6.08(a), including (A) the aggregate amounts of all Investments made since the end of the previous fiscal quarter pursuant to Section 6.04(p) and (B) the aggregate amount of all Restricted Payments made since the end of the previous fiscal quarter pursuant to clause (iii)(B) of Section 6.08(a), (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (v) identifying all Subsidiaries formed or acquired since the end of the previous fiscal quarter and indicating whether each such Subsidiary is a Restricted Subsidiary or a Unrestricted Subsidiary and (vi) identifying any changes of the type described in Section 5.03 that have not been previously reported by the Borrowers;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) at least 30 days prior to the commencement of each fiscal year of such Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow and a statement of projected capital expenditures, in each case as of the end of and for such fiscal year, and setting forth the commodity price, mine plan and other significant mine operating assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by either Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by such Borrower to its shareholders generally, as the case may be;

(g) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(h) in the case of PTFI, (x) copies to the Administrative Agent of all notices alleging or claiming a breach or default or with respect to any matter which could reasonably be expected to have an adverse effect upon the FI Collateral and Rights (i) by or to Indonesian Governmental Authorities in connection with the FI Project or pursuant to the Contract of Work or the Memorandum of Understanding, (ii) by or to or from its stockholders alleging or claiming a breach or default relating to their shareholding in PTFI or with respect to any other matter and (iii) by or to PTFI or its Affiliates pursuant to any agreement governing Material Indebtedness or any infrastructure asset financing transaction, and (y) a copy of any proposed amendment to the Contract of Work, Memorandum of Understanding or such governing agreement prior to execution and delivery thereof; and

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of such Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.2.  Notices of Material Events.  Each Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of such Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000 or requires payment by such Borrower exceeding $10,000,000 in any year; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the applicable Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.3.  Information Regarding Collateral.  Each Borrower will furnish to the Administrative Agent and the Security Agent prompt written notice of any change (i) in such Borrower’s corporate name, (ii) in such Borrower’s identity or corporate structure, (iii) in such Borrower’s Federal Taxpayer Identification Number or identification number, if any, issued to it by the jurisdiction under the laws of which it is organized or (iv) in the jurisdiction of such Borrower’s organization.  Each Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Security Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Each Borrower also agrees promptly to notify the Administrative Agent and the Security Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.4.  Existence; Conduct of Business.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.5.  Payment of Obligations.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

SECTION 5.6.  Maintenance of Properties.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.7.  Insurance.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts, with such risk retention and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.  All such policies of insurance covering physical loss or damage to Collateral shall be endorsed or otherwise amended to include the Security Agent as loss payee as its interests may appear, in form and substance satisfactory to the Security Agent and otherwise in accordance with Section 10 of the Lender Security Agreement, as amended by the Lender Security Agreement Second Amendment.  The proceeds of any political risk insurance of FCX or PTFI shall be applied promptly to the prepayment of Loans and permanently reduce the Commitments in an amount equal to such prepayment.  Each Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.8.  Casualty and Condemnation.  Each Borrower (a) will furnish to the Administrative Agent, the Security Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the other Loan Documents.

SECTION 5.9.  Books and Records; Inspection and Audit Rights.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account sufficient to permit the preparation of financial statements in accordance with GAAP.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10.  Compliance with Laws; Environmental Reports.  Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(a)  Each Borrower will comply, and cause its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial actions in compliance with applicable Environmental Laws; provided, however, that the Borrowers and their Subsidiaries shall not be required to undertake any remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves, in accordance with GAAP, are maintained in connection therewith.  If either Borrower is in default of its obligations under this paragraph, the Borrowers will, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrowers, an environmental site assessment report for the properties to which such default relates, prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such properties.

SECTION 5.11.  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used for working capital or other general corporate purposes of the Borrowers.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued only to support payment obligations of either Borrower or any of the Subsidiaries incurred in the ordinary course of business.

SECTION 5.12.  Additional Subsidiaries.  If any additional Restricted Subsidiary is formed or acquired after the Effective Date, each Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent, the Security Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and any intercompany Indebtedness owed by such Subsidiary to a Borrower.

SECTION 5.13.  Further Assurances.  On and after the Initial Borrowing Availability Date,

(a)  Each Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent, the Security Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.  Each Borrower also agrees to provide to the Administrative Agent or the Security Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)  If any material assets (including any real property or improvements thereto or any interest therein) are acquired by PTFI after the Effective Date (other than (i) assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof and (ii) assets that are subject to a Lien permitted by Section 6.02(d), (e), (f), (h), (m) or (o) hereof, but only so long as such assets are subject to such Liens), PTFI will notify the Administrative Agent, the Security Agent and the Lenders thereof, and, if requested by the Administrative Agent, the Security Agent or the Required Lenders, PTFI will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent or the Security Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)  PTFI at all times shall comply with the provisions of the FI Security Documents and maintain in full force and effect all the rights, powers and benefits of the FI Trustee, the Security Agent and the JAA Security Agent, as applicable, under the FI Security Documents in accordance with their terms, including (i) the validity and effectiveness of the powers of attorney granted by the Second Amended and Restated Surat Kuasa, the Second Amended and Restated Lender Surat Kuasa and the fiduciary transfers effectuated by the Second Amended and Restated Fiduciary Transfer, the Second Amended and Restated Fiduciary Assignment, the Second Amended and Restated Lender Fiduciary Assignment and the Second Amended and Restated JAA Fiduciary Transfer and (ii) maintenance of the security interest of the FI Trustee, the Security Agent and the JAA Security Agent, as applicable, in the collateral required to be subjected to the Liens created by the FI Security Documents as a perfected first priority security interest as provided therein, subject only to Liens expressly permitted by Section 6.02.

SECTION 5.14.  Concentrate Sales Agreements.  PTFI will (a) promptly advise the Administrative Agent and the FI Trustee of any changes to the information set forth on Schedule 3.16 and promptly assign all Concentrate Sales Agreements in effect from time to time to the FI Trustee under, and in accordance with, Article III of the FI Trust Agreement, require the counterparties thereto to make all payments to PTFI thereunder directly to the Sales Proceeds Account,(b) furnish to the Administrative Agent and the FI Trustee copies of each Major Concentrate Sales Agreement entered into after the Effective Date, and each amendment, waiver or supplement to any Concentrate Sales Agreement which after such amendment, waiver or supplement would for the first time be a Major Concentrate Sales Agreement (together with the original Concentrate Sales Agreement that is subject of such amendment, waiver or supplement), in each case promptly after the execution and delivery thereof, and (c) promptly notify the Administrative Agent and the FI Trustee of any material default under a Major Concentrate Sales Agreement of which it has knowledge.  PTFI may permit Concentrate Sales Agreements to expire or terminate in accordance with their terms.

SECTION 5.15.  Source of Interest.  PTFI (a) will conduct its business so that interest paid on the Loans by PTFI to any Lender (or permitted assignee or Participant) which is not a “related person” to PTFI within the meaning of Section 861(c)(2)(B) of the Code as in effect on the Effective Date will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code as in effect on the Effective Date and (b) will use its best efforts (without undue cost) to conduct its business so that interest paid on the Loans of PTFI to any Lender (or permitted assignee or Participant) which is not a related person to PTFI within the meaning of Section 861(c)(2)(B) of the Code (as it may be amended or substituted after the Effective Date) will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code (as it may be amended or substituted after the Effective Date).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders, the Agents and the FI Trustee that:

SECTION 6.1.  Indebtedness; Certain Equity Securities.  Each Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or Attributable Debt, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness, including Guarantees, existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date that is prior to the date six months after the Maturity Date or decreased weighted average life thereof; provided that extensions, renewals and replacements of Indebtedness relating to the Indonesian Power Project may result in increased scheduled mandatory payments of principal payable on a date prior to the date six months after the Maturity Date in an aggregate principal amount of such increased payments above the currently scheduled payments not to exceed $25,000,000;

(iii) Indebtedness of such Borrower to the other Borrower or any Restricted Subsidiary and of any Restricted Subsidiary to either Borrower or any other Restricted Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04; provided, further, that any such Indebtedness owing to a Borrower, including any Mirror Note, shall be pledged pursuant to the FCX Pledge Agreement (Indebtedness) or the Second Amended and Restated Lender Fiduciary Assignment and any promissory note evidencing any such Indebtedness, including any Mirror Note, shall be delivered to the Security Agent or Administrative Agent, as appropriate;

(iv) secured or unsecured Indebtedness of the Borrowers or any Restricted Subsidiary and Attributable Debt in respect of sale and leaseback transactions permitted by Section 6.06(a), in each case incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof but excluding Additional Infrastructure Financings, and extensions, renewals and replacements of any such Indebtedness or Attributable Debt that do not result in an earlier maturity date or decreased weighted average life thereof; provided that (A) any such Indebtedness or Attributable Debt is incurred within 180 days prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) any such Attributable Debt is incurred in accordance with Section 6.06;

(v) Indebtedness of PTFI and/or FCX or Attributable Debt of PTFI or any Restricted Subsidiary incurred in connection with any Additional Infrastructure Financing or any PT Kencana Financing, and extensions, renewals and replacements of any such Indebtedness or Attributable Debt that do not result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of Indebtedness and the aggregate amount of Attributable Debt permitted by this clause (v) (including any such extensions, renewals and replacements) shall not exceed $300,000,000 at any time outstanding;

(vi) Block B Debt of FCX, PTFI or a Restricted Subsidiary, provided that such Block B Debt satisfies the Block B Conditions;

(vii) Indebtedness under any Hedging Agreement permitted by Section 6.07;

(viii) Permitted FCX Indebtedness;

(ix) Indebtedness of FCX Guaranteed on an unsecured basis by PTFI that, but for such Guarantee, would constitute Permitted FCX Indebtedness, and Indebtedness of PTFI that, but for being the direct obligation of PTFI, otherwise meets the requirements of Permitted FCX Indebtedness, provided that the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $250,000,000 at any time outstanding;

(x) Guarantees by the Borrowers or any Restricted Subsidiary of Indebtedness of Unrestricted Subsidiaries (including Guarantees secured by pledges of the Equity Interests of such Unrestricted Subsidiaries) permitted by Section 6.04(h);

(xi) at any time prior to the Initial Borrowing Availability Date, Indebtedness consisting of obligations in respect of letters of credit issued by JPMCB for the account of the Borrowers in a stated amount not in excess of $3,000,000;

(xii) unsecured Guarantees of FCX of obligations of a purchaser in an FCX Assisted PTFI Sale to lenders providing financing for such sale in an aggregate amount not at any time in excess of (x) the aggregate amount of cash consideration received by FCX or any Restricted Subsidiary for such FCX Assisted PTFI Sale minus (y) the aggregate amount of payments theretofore made in respect of principal obligations under such Guarantee; and

(xiii) other Indebtedness of the Borrowers and the Restricted Subsidiaries and Attributable Debt in respect of sale and leaseback transactions permitted pursuant to Section 6.06(c) in an aggregate principal amount not in excess of $25,000,000 at any time outstanding.

(b)  PTFI will not issue, and neither Borrower will permit any Restricted Subsidiary to issue, any preferred stock or other preferred Equity Interests; provided that PTFI and any Restricted Subsidiary may issue preferred stock or other preferred Equity Interests in an aggregate stated amount not in excess of $100,000,000; provided that no such preferred stock or preferred Equity Interests shall be subject to any redemption, repurchase or defeasance requirement prior to the date six months after the Maturity Date.

SECTION 6.2.  Liens.  Each Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under or specifically required by the Loan Documents securing some or all of the Obligations;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of such Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by such Borrower or any Restricted Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (iv) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred within 180 days prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed by more than a de minimis amount the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of such Borrower or any Restricted Subsidiary;

(e) Liens on Additional Infrastructure Assets securing Additional Infrastructure Financings; provided that (A) such Liens secure only Indebtedness or Attributable Debt permitted by Section 6.01(a)(v) and (B) such Liens do not apply to any other property or assets of the Borrowers or any Restricted Subsidiaries;

(f) Liens on PT Kencana Assets securing a PT Kencana Financing; provided that (A) such Liens secure only Indebtedness or Attributable Debt permitted by Section 6.01(a)(v) and (B) such Liens do not apply to any other property or assets of the Borrowers or any Restricted Subsidiaries;

(g) required margin deposits on Hedging Agreements permitted hereunder;

(h) Liens, existing at the time of the acquisition by a Borrower or any Restricted Subsidiary of the majority of the capital stock or all the assets of any other Person or existing at the time of the merger of any such Person into it or a Restricted Subsidiary, on such capital stock or assets so acquired or on the assets of the Person so merged into such Borrower or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in a Default; and provided further that all such Liens shall be discharged within 180 days after the date of such acquisition or merger;

(i) as permitted by Section 6.15, the RTZ Interests;

(j) Liens on Block B Assets securing Block B Debt; provided that such Liens and Block B Debt satisfy the Block B Conditions;

(k) Liens on Equity Interests of Unrestricted Subsidiaries to secure Indebtedness of Unrestricted Subsidiaries or to secure Guarantees of such Indebtedness by the Borrowers or any Restricted Subsidiary permitted by Section 6.04(h);

(l) Permitted Interest Escrows securing Indebtedness permitted by Section 6.01(a)(viii) or (ix);

(m) Liens on the Caterpillar Assets to the extent required by the Caterpillar Documents and permitted by the twelfth paragraph of Article VIII;

(n) at any time prior to the Initial Borrowing Availability Date, cash collateral securing reimbursement obligations in respect of letters of credit permitted pursuant to Section 6.01(a)(xi); and

(o) Liens not expressly permitted by clauses (a) through (n) securing Indebtedness permitted pursuant to Section 6.01(a)(xiii) and Attributable Debt in respect of sale and leaseback transactions permitted pursuant to Section 6.06(c).

SECTION 6.3.  Fundamental Changes.  Neither Borrower will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Restricted Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (iii) any Restricted Subsidiary (other than PTFI) may liquidate or dissolve if such Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(a)  Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by such Borrower and its Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto.

SECTION 6.4.  Investments, Loans, Advances, Guarantees and Acquisitions.  Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold, make or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) Investments existing on the date hereof and set forth on Schedule 6.04;

(c) Investments in any Person; provided that immediately prior to and after giving effect to any such Investment (and giving pro forma effect to any payment of cash or Borrowings hereunder in connection with such Investment), Liquidity is not less than the Required Liquidity Amount;

(d) Investments made after the Effective Date by such Borrower and its Restricted Subsidiaries in the Subsidiary Guarantors (including, without limitation, Guarantees of Indebtedness of Subsidiary Guarantors); provided that (i) the aggregate amount of Investments by the Borrowers in the Subsidiary Guarantors made (x) from the Effective Date through December 31, 2003, shall not exceed $15,000,000 and (y) in any fiscal year ending on or after December 31, 2004, shall not exceed $50,000,000 and (ii) any promissory notes evidencing any such Investments consisting of loans or advances made by a Borrower shall be pledged pursuant to the FCX Pledge Agreement (Indebtedness) or the Second Amended and Restated Lender Fiduciary Assignment;

(e) trade accounts receivable under the Concentrate Sales Agreements incurred in the ordinary course of business and not more than 90 days overdue, or if overdue, being pursued through appropriate collection action; any loans or advances made by a Borrower shall be pledged pursuant to the FCX Pledge Agreement (Indebtedness) or the Second Amended and Restated Lender Fiduciary Assignment;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Investments made after the Effective Date in Unrestricted Subsidiaries and other Persons; provided that the aggregate amount of such Investments (i) made from the Effective Date through December 31, 2003, shall not exceed $10,000,000 and (ii) made in any fiscal year ending on or after December 31, 2004, shall not exceed $35,000,000; provided further that the issuance of any Letter of Credit for the account of an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the stated amount of such Letter of Credit;

(h) Investments in Unrestricted Subsidiaries resulting solely from the designation of an Exploration Subsidiary, or any holding company with no business or operations other than the holding of Equity Interests in such Exploration Subsidiary, as an Unrestricted Subsidiary in accordance with Section 6.17; provided that the aggregate cumulative amount of Investments made by the Borrowers and the Restricted Subsidiaries in such Exploration Subsidiaries and/or holdings companies from the Effective Date until the effective date of such redesignation does not exceed $40,000,000;

(i) Investments in Unrestricted Subsidiaries resulting solely from the designation of PT Kencana, PT Kencana Wisata, or any holding company with no business or operations other than the holding of Equity Interests in PT Kencana and/or PT Kencana Wisata, as an Unrestricted Subsidiary in accordance with Section 6.17; provided that (i) such designation is only made upon consummation of a PT Kencana Financing and (ii) at the time of such designation, PT Kencana or PT Kencana Wisata, as the case may be, does not, directly or indirectly, own or hold any significant assets other than PT Kencana Assets;

(j) acquisitions of all the Equity Interests of a Person or substantially all the assets of a Person provided that (i) no Default exists at the time of or would result after giving effect to such acquisition and (ii) the sole consideration for such acquisition consists of common stock of FCX;

(k) Investments consisting of non-cash consideration with respect to sale of assets permitted by Section 6.05;

(l) Guarantees constituting Indebtedness otherwise permitted by Section 6.01;

(m) Investments in PTFI made by FCX; provided that any promissory notes evidencing any such Investments consisting of loans or advances made by FCX shall be pledged pursuant to the FCX Pledge Agreement (Indebtedness);

(n) Investments in Atlantic Copper; provided that (i) the aggregate amount of such Investments shall not exceed $150,000,000, (ii) all such Investments are made and utilized solely for reducing debt under the Atlantic Copper Facility and (iii) proceeds of Borrowings (other than Borrowings made pursuant to a Commitment Increase) shall not be used to effect any such Investments if immediately after giving effect thereto (and to any expenditures of cash required thereby) Liquidity would be less than the Required Liquidity Amount;

(o) Investments in PJP in an aggregate amount not to exceed $15,000,000 pursuant to the Option Agreement dated July, 2003 between FCX and PT Austindo Nusantara Jaya (“ANJ”) or otherwise pursuant to which FCX purchases all of ANJ’s capital stock in PJP; and

(p) Investments in any Person that are not otherwise permitted by this Section; provided that immediately prior to and after giving effect to any such Investment (and giving pro forma effect to any payment of cash or Borrowings hereunder in connection with such Investment), the amount of Restricted Payments permitted pursuant to clause (iii)(B) of Section 6.08(a) would be greater than zero.

SECTION 6.5.  Asset Sales.  Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will such Borrower permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

(a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

(b) sales, transfers and dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers or dispositions involving a Restricted Subsidiary (other than PTFI) shall be made in compliance with Section 6.09 and, provided, further, that PTFI will not transfer any significant operating assets, the Contract of Work or any rights thereunder or (except in connection with an Additional Infrastructure Financing or sale and leaseback transaction permitted by Section 6.06) any assets subject to any Lien under any of the Security Documents to any other Person;

(c) transfers of Block B Assets in transactions satisfying the Block B Conditions;

(d) any sale of Transferred Shares in a Qualifying PTFI Sale Transaction;

(e) sales of assets as part of a sale and leaseback transaction permitted by Section 6.06;

(f) any sale of Equity Interests in PT Kencana and/or PT Kencana Wisata in connection with a PT Kencana Financing;

(g) any sale of Equity Interests in Restricted Subsidiaries to PT-Rio Tinto Indonesia; provided that such sale is made pursuant to Section 3.6 of the Participation Agreement; provided further that any such Restricted Subsidiary shall continue to comply with the Collateral and Guarantee Requirement;

(h) any sale of Equity Interests in Unrestricted Subsidiaries;

(i) sales of capital stock of PTFI sold in a transaction that is not a Qualifying PTFI Sale Transaction; provided that the aggregate amount of the capital stock of PTFI sold in reliance on this clause (i), together with the aggregate amount of capital stock of PTFI sold in a Qualifying PTFI Sale Transaction, shall not result in FCX owning, either directly or though its wholly owned Subsidiaries, Equity Interests in PTFI representing less than 80% of the aggregate voting power attributable to all of the issued and outstanding Equity Interests of PTFI;

(j) sales, transfers and other dispositions of assets that are not permitted by clauses (a)-(i); provided that the cumulative consideration for all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) (including the amount of any Indebtedness transferred, assigned or assumed in connection with a sale of Equity Interests) shall not exceed $100,000,000 in the aggregate; and

(k) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that the net proceeds of such sale are applied to prepay Loans (and permanently reduce Commitments by the aggregate amount of such prepayment of Loans) hereunder within three Business Days of the receipt of such net proceeds; provided further that, if the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that (i) the Borrowers intend to reinvest such net proceeds (or a portion thereof specified in such certificate), within 180 days after receipt of such net proceeds, in equipment or other tangible assets to be used in the business of the Borrowers or the Restricted Subsidiaries or use such net proceeds to acquire the capital stock of an entity that, upon its acquisition, becomes a Restricted Subsidiary, and (ii) certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such net proceeds (or the portion of such net proceeds specified in such certificate, if applicable) except to the extent of any such net proceeds that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such net proceeds that have not been so applied;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) and (d) above) shall be made for fair value and for (i) 100% cash consideration in the case of transactions permitted by clauses (a) and (e) and (ii) at least 75% cash consideration in the case of transactions permitted by clauses (c), (d), (f), (g), (h), (i), (j) and (k) (disregarding any amounts of Indebtedness transferred, assigned or assumed by the purchaser in such transaction that is not owed to the Borrowers or their Affiliates).

SECTION 6.6.  Sale and Leaseback Transactions.  Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale and leaseback of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset, (b) any such sale and leaseback of PT Kencana Assets as part of a PT Kencana Financing or of Additional Infrastructure Assets as part of an Additional Infrastructure Financing, provided in each case that such sale and leaseback is solely for cash and (c) any such sale and leaseback of such fixed or capital assets; provided that the aggregate amount of the Attributable Debt in respect of such sale and leaseback transactions under this clause (c) and the aggregate principal amount of the Indebtedness permitted pursuant to Section 6.01(a)(xiii) shall not exceed $25,000,000 at any time outstanding.

SECTION 6.7.  Hedging Agreements.  Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or protect against actual or reasonably anticipated risks to which such Borrower or any Restricted Subsidiary is exposed in the conduct of its business, and not in any event for speculation.

SECTION 6.8.  Restricted Payments; Certain Payments of Indebtedness.  Each Borrower will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except so long as no Default or Event of Default shall have occurred and be continuing (or shall result from the payment thereof), (i) Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) FCX may pay regularly scheduled quarterly dividends in respect of its preferred stock issued and outstanding on the Effective Date and effect regularly scheduled mandatory redemptions of its preferred stock issued and outstanding on the Effective Date, in each case, to the extent and in the amounts required by the prospectus under which such preferred stock was issued and (iii) FCX may make (A) Restricted Payments in cash in any amounts to the extent that, immediately after giving effect thereto (and giving pro forma effect to the payment of such cash), Liquidity is not less than the Required Liquidity Amount and (B) Restricted Payments in cash not otherwise permitted by clause (A), including Restricted Payments made when Liquidity is less than the Required Liquidity Amount and the amount of Restricted Payments that cause Liquidity to decrease below the Required Liquidity Amount, provided that no Restricted Payments shall be made pursuant to this clause (B) unless, immediately after giving effect thereto (and to any expenditure of cash required thereby), the aggregate cumulative amount of all Restricted Payments made pursuant to this clause (B) does not exceed an amount equal to (I) the sum of (x) $75,000,000 plus (y) 50% of Consolidated Net Income during the period from January 1, 2003, through the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) on or prior to the proposed date of such Restricted Payment (or, if such Consolidated Net Income is a deficit, minus 100% of such deficit) minus (II) the aggregate amount of payments of other Indebtedness and prepayments or repurchases of Convertible Notes (x) at a time when Liquidity is already less than the Required Liquidity Amount or (y) to the extent and in the amount that such payments of other Indebtedness and prepayments or repurchases of Convertible Notes caused Liquidity to drop below the Required Liquidity Amount (determined immediately after giving effect to such repurchases or prepayments and giving pro forma effect to any deferred payment of cash required thereby) minus (III) (x) the aggregate amount of all Investments made in reliance on clause (p) of Section 6.04 (determined immediately prior to and after giving effect to such Investment and giving pro forma effect to any payment of cash or Borrowings hereunder in connection with such Investment).

(a)  Each Borrower will not, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities (other than common stock of FCX) or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities (other than common stock of FCX) or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01(a);

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v) the purchase of 2026 Senior Notes as a result of a put of such 2026 Senior Notes by the holders thereof in November 2003;

(vi) prepayments of Indebtedness owed to either Borrower by the other Borrower or a Restricted Subsidiary or owed to a Restricted Subsidiary by another Restricted Subsidiary, provided that prepayments of Indebtedness owed to a Restricted Subsidiary that is not a Loan Party shall be permitted only to the extent no Default has occurred and is continuing at the time of such prepayment;

(vii) FCX may pay cash inducements to holders of Convertible Notes to cause such holders to exercise their option to convert such Convertible Notes in an aggregate amount equal to the remaining amount of the interest reserve for the Convertible Notes allocable to the Convertible Notes so converted; and

(viii) payments of Indebtedness and prepayments or repurchases of Convertible Notes that are not permitted by clauses (i)-(vii) of this Section 6.08(b)(I) if immediately prior to and after giving effect to such payment of Indebtedness or  prepayments or repurchases of Convertible Notes (and giving pro forma effect to any payment of cash in connection with such payment of Indebtedness or prepayments or repurchases of Convertible Notes), Liquidity is not less than the Required Liquidity Amount or (II) if the condition described in clause (I) shall not be satisfied, if and to the extent that the amount of Restricted Payments permitted pursuant to clause (iii)(B) of Section 6.08(a) would be greater than zero.

(b)  Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

SECTION 6.9.  Transactions with Affiliates.  Each Borrower will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, provided that transactions involving payments or transfers having a cumulative aggregate value of not more than $15,000,000 may be other than on an arm’s-length basis so long as the board of directors of FCX has determined the transaction is in the best interests of the Borrowers, (b) transactions between the Borrowers and/or Subsidiary Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.08.

(a)  PTFI will not make any contribution or transfer of any substantial portion of its assets, the Contract of Work or any rights thereunder to FCX, any Restricted Subsidiary or any other Affiliate other than (i) cash dividends permitted to be paid to FCX pursuant to Section 6.08(a), (ii) transfers of Block B Assets in accordance with Section 6.05(c) and (iii) cash investments in Unrestricted Subsidiaries and other Affiliates permitted by Section 6.04(g).

SECTION 6.10.  Restrictive Agreements.  Each Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, and (iii) clause (a) of the foregoing shall not apply to (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (ii) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by Section 6.01(a)(iv) if such restrictions or conditions apply only to the fixed or capital assets the acquisition, construction or improvement of which was financed with such Indebtedness or by Section 6.01(a)(xiii), (iii) customary provisions in leases restricting the assignment thereof, (iv) restrictions imposed by Sections 7.2.5 and 7.3 of the Participation Agreement and (v) restrictions in indentures governing Permitted FCX Indebtedness which do not in any manner restrict the ability of the Borrowers and the Restricted Subsidiaries to grant Liens on any of their properties or assets to secure the Obligations or any extensions, renewals, replacements or refinancings thereof.

SECTION 6.11.  Amendment of Material Documents and Mirror Notes.  Each Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (i) its certificate of incorporation, by-laws or other organizational documents, (ii) any indenture or agreement governing Material Indebtedness or (iii) any Infrastructure Document, Additional Infrastructure Financing Document, PT Kencana Financing Document or Caterpillar Document, in each case in any manner that could reasonably be expected to be adverse in any significant respect to the interests or rights of the Lenders.

(a)  FCX will not, without the prior consent of the Required Lenders, amend, modify or waive any of its rights under any Mirror Note if the effect would be to (i) change the amount of principal, the rate of interest or the manner in which payments are calculated thereon, (ii) change the dates for the payment of principal, interest or other amounts thereon or (iii) change or modify the subordination provisions thereof; provided, however, that FCX may, without the consent of the Lenders, amend or modify any Mirror Note (x) in order to adjust the principal amount, interest rate or other payment terms thereof (but not the subordination terms) to reflect the terms of the related Mirror Note Security (as amended from time to time) or any security of FCX that replaces, refinances or is exchanged for such Mirror Note Security (which other security will be deemed a Mirror Note Security for purposes hereof) or (y) in any other manner not referred to in clause (i), (ii) or (iii) hereof.

SECTION 6.12.  Protection of Contract Rights.  PTFI will not terminate, suspend, amend or grant waivers of any provisions of any of the Assigned Agreements without the prior written consent of the Required Lenders; provided, however, that PTFI may amend or waive provisions in any Concentrate Sales Agreement or, in the ordinary course of business and so long as no Default or Event of Default shall have occurred and be continuing hereunder, terminate any Concentrate Sales Agreement, so long as such amendment, waiver or termination will not materially adversely affect the business, financial condition or operations of PTFI or any rights of the FI Trustee or the Lenders.  Upon the request of the Administrative Agent or the FI Trustee, PTFI will promptly provide the Administrative Agent or the FI Trustee, as the case may be, with access to PTFI’s books, records and offices for the purpose of permitting the Administrative Agent or the FI Trustee to inspect and review any amendments, waivers or supplements to, or terminations of, any Concentrate Sales Agreement and make copies thereof.  If a Default or Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent or the FI Trustee, PTFI will provide the Administrative Agent or the FI Trustee, as the case may be, with copies of any such amendments, waivers, supplements or terminations.  PTFI shall take all steps necessary or advisable to protect its rights (and the rights of the FI Trustee) under the Assigned Agreements.

SECTION 6.13.  Block B Projects.  Neither Borrower nor any of its Subsidiaries will permit any Block B Project to utilize any Block A Operations and Assets unless such Block B Project satisfies the Block B Conditions.

SECTION 6.14.  Fiscal Year.  Neither Borrower will change its fiscal year to end on any date other than December 31.

SECTION 6.15.  Covenants Relating to the RTZ Transactions.  Neither Borrower will, directly or indirectly enter into any amendment or modification of (i) the Stock Purchase Agreement or the Participation Agreement (including the Financial and Accounting Procedures thereunder) in each case from and after the Effective Date or (ii) any other material agreement in connection therewith, at any time, in each case other than pursuant to documents approved by the Required Lenders (the Stock Purchase Agreement, the Participation Agreement and such other approved material agreements being, collectively, the “RTZ Documents”) which would (or could reasonably be expected to) have an adverse effect upon the FI Collateral and Rights or impair the ability of either Borrower or any Restricted Subsidiary to perform all of their respective obligations under the Loan Documents (including under this Section 6.15).  Without the prior written approval of the Required Lenders, PTFI shall not (a) consent to (I) any “Closedown” (as such term is defined in the Participation Agreement) or any amendment or modification of such term, (II) any amendment, modification or waiver of Section 7.5.1.1, 7.5.1.3 or 10.5 or Annex A of the Participation Agreement, or (III) any amendment, modification or waiver of any RTZ Document that could, directly or indirectly, result in a significant reduction of Block A Base Production in any annual period (other than any adjustments to Block A Base Production effected in accordance with Section 16.4.2 of the Participation Agreement as in effect on the date hereof as a result of the occurrence of any of the causes referred to in Section 16.4.1 of the Participation Agreement as in effect on the date hereof or similar force majeure events), (b) consent to any assignment by RTZ or PT-Rio Tinto Indonesia of the RTZ Documents or their respective obligations thereunder, (c) waive any material default by RTZ under the RTZ Documents, (d) agree to any reduction in annual production from Contract Block A (as defined in the Contract of Work), other than annual production from Greenfield Projects and Sole Risk Ventures (as such terms are defined in the Participation Agreement), which might foreseeably result in PTFI receiving cashflow after payment of all Operating Costs attributable to it which would not be sufficient to pay in full all its obligations, including under the Privatization Agreements (as such term is defined in the Participation Agreement) and the Loan Documents, as and when they are likely to come due, (e) amend or agree to any amendment of any agreement to which the Administrative Agent has not also agreed if, as a result of such amendment, a term defined in the FI Intercreditor Agreement or the Side Letter by reference to a term defined in such amended agreement would be changed or (f) resign as the Operator under the Participation Agreement.  Subject to the penultimate sentence of this Section 6.15, PTFI and its Restricted Subsidiaries shall not cause or permit any assets of it or its Restricted Subsidiaries to be or become Joint Account Assets under the Participation Agreement for other than full fair market compensation, nor shall either Borrower grant or provide (or permit any Restricted Subsidiary to grant or provide) any additional security or collateral to secure any obligation to RTZ or its Affiliates other than the transfer of the RTZ Interests as required by the Participation Agreement, in each case subject to the terms of the FI Intercreditor Agreement and the FI Trust Agreement.  PTFI and its Restricted Subsidiaries shall not engage in any transaction (other than the RTZ Transactions) or dealing with, or assign or transfer any assets to, PT-Rio Tinto Indonesia or any of its Affiliates other than on an arm’s-length basis.  PTFI shall promptly provide to the Administrative Agent copies of (i) all amendments, modifications, waivers and supplements to the RTZ Documents, (ii) all annual financial reports and budgets pursuant to the Participation Agreement and (iii) all other material notices and reports under the RTZ Documents.  PTFI shall also conduct Joint Operations (as defined in the Participation Agreement) in a manner which does not prevent or adversely affect, and at all times shall retain rights under the Contract of Work and tangible assets sufficient for, Block A Base Production pledged to the Lenders.

SECTION 6.16.  Specified Transactions.  Neither Borrower will (a) enter into any Additional Infrastructure Financing Document or agreement relating to a PT Kencana Financing or any amendment or modification thereof or enter into any amendment or modification of any of the Infrastructure Financing Documents or any of the Caterpillar Documents which could reasonably be expected to have an adverse effect upon the rights and remedies of the Administrative Agent, the FI Trustee and the Lenders under the Loan Documents or on the collateral provided under the FI Security Documents (the “FI Collateral and Rights”) or impair the ability of either Borrower or the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents;  (b) make, or permit any Restricted Subsidiary to make, any voluntary repurchase of any Infrastructure Assets or (c) grant or provide (or permit any Restricted Subsidiary to grant or provide) any additional security or collateral to secure any obligations arising under any Infrastructure Financing Documents or any Caterpillar Obligations (other than as required under the Infrastructure Financing Documents or the Caterpillar Documents with respect to substitution or replacement of existing collateral).

SECTION 6.17.  Designation of Unrestricted Subsidiaries.  The Borrowers may not designate any Restricted Subsidiary (other than any Immaterial Subsidiary, any Exploration Subsidiary, PT Kencana, PT Kencana Wisata and any Person that is (x) the direct parent of any Exploration Subsidiary, PT Kencana and/or PT Kencana Wisata and (y) a holding company with no business or operations other than the holding of Equity Interests in such Exploration Subsidiary, PT Kencana and/or PT Kencana Wisata) as an Unrestricted Subsidiary and may hereafter designate any Exploration Subsidiary, PT Kencana, PT Kencana Wisata, any Immaterial Subsidiary and any other Subsidiary that is not a Restricted Subsidiary as an Unrestricted Subsidiary under this Agreement (a “Designation”) only if:

(i) such Subsidiary does not own any Equity Interests of any Restricted Subsidiary;

(ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(iii) after giving effect to such Designation and any related Investment to be made in such designated Subsidiary by the Borrowers or any Restricted Subsidiary (which shall in any event include the existing Investment in such Subsidiary at the time it is designated as an Unrestricted Subsidiary), (A) any such existing Investment and related Investment would comply with and satisfy the conditions of Section 6.04 and (B) the Borrowers would be in compliance with each of the Financial Covenants calculated on a pro forma basis as if such Designation and Investment had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Borrowers pursuant to Section 5.01(a) or (b); and

(iv) the Borrowers have delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenants in accordance with paragraph (iii) above.

Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the terms hereof, provided after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Guarantee of such Subsidiary shall automatically be released without any consent of the Required Lenders.

(b)  The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement (an “RS Designation”) only if:

(i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such RS Designation, and after giving effect thereto, the Borrowers would be in compliance with each of the Financial Covenants, calculated on a pro forma basis as if such RS Designation had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Borrowers pursuant to Section 5.01(a) or (b); and

(ii) all Liens on assets of such Unrestricted Subsidiary and all Indebtedness of such Unrestricted Subsidiary outstanding immediately following the RS Designation would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections 6.01 and 6.02 without reliance on Section 6.01(a)(ii) or Section 6.02(c) or (h).

Upon any such RS Designation with respect to an Unrestricted Subsidiary (i) the Borrowers and the Restricted Subsidiaries shall be deemed to have received a return of their Investment in such Unrestricted Subsidiary equal to the lesser of (x) the amount of such Investment immediately prior to such RS Designation and (y) the fair market value (as reasonably determined by the Borrowers) of the net assets of such Subsidiary at the time of such RS Designation and (ii) the Borrowers and the Restricted Subsidiaries shall be deemed to have a permanent Investment in an Unrestricted Subsidiary equal to the excess, if positive, of the amount referred to in clause (i)(x) above over the amount referred to in clause (i)(y) above.

(c)  Neither of the Borrowers nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and Section 6.04 hereof.  Except as provided in clause (b) above, each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into the Borrower or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to the Borrower or a Restricted Subsidiary.

SECTION 6.18.  Leverage Ratio.  The Borrowers will not permit the Leverage Ratio on any date to exceed 3.5 to 1.0.

SECTION 6.19.  Interest Expense Coverage Ratio.  The Borrowers will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters to be less than 3.25 to 1.0:

SECTION 6.20.  PTFI Leverage Ratio.  The Borrowers will not permit the PTFI Leverage Ratio on any date to exceed 2.5 to 1.0.

SECTION 6.21.  Covenants with Respect to PTII.  FCX will not, except with the prior written consent of the Required Lenders, cause or permit PTII to:

(a) create, incur, assume or permit to exist any Indebtedness or Attributable Debt;

(b) issue any Equity Interests other than Equity Interests pledged to the Secured Parties as represented by the Security Agent to secure the Obligations pursuant to a pledge agreement satisfactory to the Security Agent;

(c) create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except Liens created under or specifically required by the Loan Documents securing some or all of the Obligations;

(d) purchase, hold, make or acquire any Investment in any other Person, or purchase or otherwise acquire any assets of any other Person, except Investments existing on the Effective Date;

(e) sell, transfer, lease or otherwise dispose of any PTFI Shares other than in a Qualifying PTFI Sale Transaction permitted hereby;

(f) conduct any business or operations other than acting as a holding company for Investments owned by it on the Effective Date; or

(g) liquidate, dissolve or merge or consolidate with or into any other Person;

provided, however, that this Section 6.21 shall cease to be applicable at such time, if any, as PTII merges with and into PTFI.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of either Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.04 (with respect to the existence of either Borrower) or in Article VI or Section 10.16;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);

(f) default shall be made with respect to any Material Indebtedness if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Material Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the stated maturity of such Material Indebtedness or, in the case of Hedging Agreements, require the payment of any net termination value in respect thereof; or any amount of principal or interest of any Material Indebtedness or any payment under a Hedging Agreement constituting Material Indebtedness, in each case regardless of amount, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Material Indebtedness);

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) either Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) either Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against either Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Restricted Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of either Borrower and its Restricted Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $25,000,000 for all periods;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Security Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document;

(m) the security interest in the Contract of Work granted in the FI Trust Agreement or any other security interest granted under any FI Security Document shall be deemed to be invalid or fail to be in full force and effect or the Contract of Work shall be terminated or otherwise fail to be in full force and effect or shall be amended without the consent of the Required Lenders in any manner which materially and adversely affects the rights and benefits granted to the FI Trustee and the Lenders under the FI Security Documents; or the Ministry of Mines and Energy of Indonesia (or any successor entity) or the Government of Indonesia shall have taken any action in contravention of the Contract of Work which materially adversely affects PTFI’s ability to perform its obligations under this Agreement or the rights and benefits granted to the FI Trustee under any FI Security Document;

(n) any Guarantee under Article IX of this Agreement or any Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable Guarantee;

(o) any default or other event shall occur with respect to any of the Infrastructure Financing Documents, Additional Infrastructure Financing Documents or PT Kencana Financing Documents which would (with or without the passage of time or the giving of notice) permit acceleration or require prepayment of any of the Indebtedness or Attributable Debt with respect to any Infrastructure Financing, Additional Infrastructure Financing or PT Kencana Financing, as the case may be, (other than with respect to a casualty event or condemnation affecting the related Infrastructure Assets), permit foreclosure upon, or require PTFI to repurchase, the related Infrastructure Assets, Additional Infrastructure Assets or PT Kencana Assets, as the case may be;

(p) PTFI shall resign as “Operator” under the Participation Agreement or an “Event of Resignation” under the Participation Agreement (or any event or condition which with or without the passage of time or the giving of notice would constitute such an “Event of Resignation” (other than any event or condition that is an Event of Default hereunder)) shall occur and be continuing;

(q)  any Governmental Authority shall condemn, seize, nationalize, assume the management of, or appropriate any material portion of the property, assets or revenues of either Borrower (either with or without payment of compensation); or

(r) a Change in Control shall occur;

then, and in every such event (other than an event with respect to either Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) exercise any or all the remedies then available under the Security Documents, including the giving of an Allocation Notice, Blockage Notice or Enforcement Notice under the FI Trust Agreement and/or the exercise by the Administrative Agent of its right pursuant to Section 10.16 to remove PTFI as Operator under the Contract of Work pursuant to the Operator Replacement Agreement; and in case of any event with respect to either Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

The Agents and the FI Trustee

Each of the Lenders and the Issuing Bank hereby irrevocably appoints (a) JPMCB as Administrative Agent under this Agreement and the other Loan Documents (including in its capacity as Operator Selection Representative under the Operator Replacement Agreement), (b) JPMCB as Security Agent for the Lenders under this Agreement and the other Loan Documents, (c) JPMCB as JAA Security Agent for the Lenders under this Agreement and the Second Amended and Restated JAA Fiduciary Transfer, (d) JPMCB as the Documentation Agent for the Lenders under this Agreement and the other Loan Documents and (e) U.S. Bank Trust National Association (f/k/a First Trust of New York, National Association) to act as FI Trustee for the Lenders under the FI Trust Agreement and the Operator Replacement Agreement and as FI Security Agent for the Lenders under the Second Amended and Restated Surat Kuasa and the Second Amended and Restated Fiduciary Assignment.  Each Lender and the Issuing Bank (x) confirms and agrees to be bound by the terms of the FI Trust Agreement, the FI Intercreditor Agreement, the Side Letter and the other Loan Documents and (y) agrees that the FI Trustee in accepting its appointment and in acting under the FI Trust Agreement, the Operator Replacement Agreement, the Second Amended and Restated Surat Kuasa and the Second Amended and Restated Fiduciary Assignment shall be entitled to all the rights, immunities, privileges, protections, exculpations, indemnifications, liens and other benefits applicable to its acting as trustee under the FI Trust Agreement.  Each Lender and the Issuing Bank authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the applicable Agent by the terms of the applicable Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Each of the Lenders serving as the Administrative Agent, the Security Agent, the JAA Security Agent, the Documentation Agent and the FI Trustee hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the applicable Agent, and each of such Lenders and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth in the applicable Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct.  The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Without limiting the generality of the foregoing, the Security Agent and the JAA Security Agent are hereby expressly authorized to execute any and all documents (including releases) with respect to the collateral under the Lender Security Documents and the Second Amended and Restated JAA Fiduciary Transfer (as applicable) and the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Lender Security Documents.  In addition, each Lender and the Issuing Bank hereby irrevocably authorizes and directs the Administrative Agent to enter, on behalf of each of them, into the FI Security Document Amendments and agrees to be bound by the terms of the Security Documents.  Each Lender and the Issuing Bank hereby irrevocably authorizes and directs the Security Agent, the JAA Security Agent and the FI Security Agent, as applicable, to enter into amendments from time to time to the Security Documents or take any other action for the purpose of naming as Secured Parties thereunder (i) Lenders that become parties to this Agreement after the Effective Date and/or (ii) Lender Affiliates that become counterparties to Hedging Agreements, the obligations under which are secured by the Security Documents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the applicable Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

No Agent shall commence any litigation in the name of, or on behalf of, any Lender without the prior consent of such Lender; provided, however, that notwithstanding the foregoing, in the event that any Agent commences any litigation at the direction of the Required Lenders, any Lender that shall not have consented thereto shall remain liable for its pro rata share of the costs and expenses of such Agent pursuant to the provisions of this Agreement.

Subject to the appointment and acceptance of a successor as provided in this paragraph, any Agent may resign at any time by notifying the Lenders and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent, Security Agent, JAA Security Agent or Documentation Agent, as the case may be.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, Security Agent, JAA Security Agent or Documentation Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent, Security Agent, JAA Security Agent or Documentation Agent, as the case may be, hereunder by a successor, such successor Administrative Agent, Security Agent, JAA Security Agent or Documentation Agent, as applicable, shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After any Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

The obligations of the Administrative Agent, Security Agent, JAA Security Agent, the FI Trustee and the Documentation Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that any such Agent serves in more than one agency capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

Without the prior written consent of the Required Lenders but subject to Section 10.02(b), the Administrative Agent, the Security Agent and the JAA Security Agent will not, except as contemplated by the following paragraph, consent to any modification, supplement or waiver of the FI Intercreditor Agreement, the Lender Security Documents, the FI Trust Agreement, the Operator Replacement Agreement or the Second Amended and Restated JAA Fiduciary Transfer and the FI Trustee will not consent to any modification, supplement or waiver of the FI Trust Agreement, the Operator Replacement Agreement, the Second Amended and Restated Surat Kuasa or the Second Amended and Restated Fiduciary Assignment.

Notwithstanding any other provision of this Article VIII, the Administrative Agent will, at the request of FCX or PTFI, instruct the FI Trustee, the Security Agent and/or the JAA Security Agent, as applicable, to release (or to subordinate such interest) from the FI Trust Agreement and/or the FCX Pledge Agreements and/or the Lender Security Agreement and/or the other FI Security Documents, as applicable (and enter into an amendment to the FI Trust Agreement and/or the FCX Pledge Agreements and/or the Lender Security Agreement and/or the other FI Security Documents and execute such other instruments as may be necessary in connection therewith), any interest of the FI Trustee, the Security Agent and/or the JAA Security Agent, as applicable, upon receipt by the Administrative Agent of a certificate from a Financial Officer of PTFI specifying the asset to be released and the related transaction and certifying that after giving effect thereto, no Default or Event of Default shall occur or be continuing, specific assets (which may either be released from the Lien of the FI Security Documents or the FCX Pledge Agreements or excluded from the after-acquired property clauses of the FI Security Documents) (x) as required to be released to provide additional collateral for the Caterpillar Obligations, as a result of decreases in the value of the Caterpillar Assets, but not in excess of $10,000,000 (valued as provided in the Caterpillar Documents) in the aggregate for all such additional collateral provided during the term of the Caterpillar Obligations and (y) to allow sales, transfers or other dispositions, secured financings, capital leases and sale leaseback transactions and pledges of assets expressly permitted hereby.  In addition, upon consummation of a PT Kencana Financing, to the extent requested in a certificate from a Financial Officer of PTFI, which certificate shall certify that after giving effect to the release of such Guarantee no Default or Event of Default shall occur or be continuing, PT Kencana and/or PT Kencana, as applicable, shall automatically be released from its Guarantee.  It is understood and agreed that releases in connection with this paragraph shall not require any further consent of the Required Lenders.

The Administrative Agent is hereby authorized to, and to instruct the FI Trustee and the JAA Security Agent to, enter into or consent to an amendment to the Participation Agreement or other RTZ Documents permitting PTFI to incur Indebtedness of the type permitted by Section 6.01(a)(iv) hereof without the necessity of the holders of such Indebtedness becoming party to the Side Letter.  Such amendment or consent will not require any further consent of the Required Lenders.

ARTICLE IX

Guarantee

As consideration for the Lenders’ obligations to lend to PTFI hereunder, FCX hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on each Loan to PTFI, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, (ii) each payment required to be made by PTFI under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral,  (iii) all other monetary obligations of PTFI to the Lenders, the Issuing Bank, the Agents and the FI Trustee under this Agreement and the other Loan Documents, including in respect of fees, costs, expenses and indemnities (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) (iv) all amounts owing by PTFI pursuant to any Permitted Secured Hedge with PTFI, (v) all obligations owed from time to time by PTFI to JPMCB or its Affiliates in respect of (A) cash management services and (B) any Purchasing Card Program, in each case including obligations in respect of overdrafts, temporary advances, interest and fees, and (vi) all other Obligations of PTFI (collectively, the “PTFI Obligations”).  As consideration for the Lenders’ obligations to lend to FCX hereunder, PTFI hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on each Loan to FCX when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, (ii) each payment required to be made by FCX under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral, including in respect of fees, costs, expenses and indemnities (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) (iii) all other monetary obligations of FCX to the Lenders, the Issuing Bank, the Agents and the FI Trustee under this Agreement and the other Loan Documents, (iv) all amounts owing by FCX pursuant to any Permitted Secured Hedge with FCX, (v) all obligations owed from time to time by FCX to JPMCB or its Affiliates in respect of (A) cash management services and (B) any Purchasing Card Program, in each case including obligations in respect of overdrafts, temporary advances, interest and fees, and (vi) all other Obligations of FCX (collectively, the “FCX Obligations”, and together with the PTFI Obligations, the “Guaranteed Obligations”).  Each of FCX and PTFI further agrees that the PTFI Obligations or the FCX Obligations, as the case may be, may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such PTFI Obligation or FCX Obligation, as applicable.

FCX waives presentment to, demand of payment from and protest to PTFI of any of the PTFI Obligations, and PTFI waives presentment to, demand of payment from and protest to FCX of any of the FCX Obligations, and each Borrower also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  The obligations of FCX and PTFI under this Article IX shall not be affected by (a) the failure of any Lender, any Agent or the FI Trustee to assert any claim or demand or to enforce any right or remedy against PTFI or FCX, respectively, under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any guarantee or any other agreement; (c) the release of any security held by any Lender, any Agent or the FI Trustee for the Guaranteed Obligations guaranteed by it or any of them or (d) the failure of any Lender, any Agent or the FI Trustee to exercise any right or remedy against any other guarantor of the PTFI Obligations or FCX Obligations, respectively.

Each of FCX and PTFI further agree that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender, any Agent or the FI Trustee to any security held for payment of the PTFI Obligations or of the FCX Obligations or to any balance of any deposit account or credit on the books of such Lender in favor of PTFI or FCX, as applicable, or any other Person.

The obligations of FCX or PTFI under this Article IX shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the PTFI Obligations or the FCX Obligations, respectively, or otherwise.  Without limiting the generality of the foregoing, the obligations of FCX or PTFI under this Article IX shall not be discharged or impaired or otherwise affected by the failure of any Lender, any Agent or the FI Trustee to assert any claim or demand or to enforce any remedy under this Agreement, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the PTFI Obligations or the FCX Obligations, respectively, or by any other act or omission which may or might in any manner or to any extent vary the risk of FCX or PTFI, or otherwise operate as a discharge of FCX or PTFI as a matter of law or equity.

Each of FCX and PTFI further agree that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation guaranteed by it (including, without limitation, any payment pursuant to this guarantee) is rescinded or must otherwise be restored by any Lender, any Agent or the FI Trustee upon the bankruptcy or reorganization of PTFI or FCX, respectively, or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Lender, any Agent or the FI Trustee may have at law or in equity against FCX or PTFI by virtue hereof, upon the failure of FCX or PTFI, respectively, to pay any of the PTFI Obligations or the FCX Obligations, respectively, when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of FCX and PTFI hereby promises to and will, upon receipt of written demand by any Lender, any Agent or the FI Trustee, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders, the Agents or the FI Trustee, as appropriate, in cash the amount of such unpaid PTFI Obligations or FCX Obligations, as the case may be, and at such time as all such PTFI Obligations or FCX Obligations owing to such Lender, such Agent, or the FI Trustee as applicable, have been indefeasibly paid in full and its Commitment terminated, such Lender shall, in a reasonable manner, assign the amount of such PTFI Obligations or FCX Obligations, as applicable, owed to it and paid by FCX or PTFI pursuant to this guarantee to FCX or PTFI, such assignment to be pro tanto to the extent to which the PTFI Obligations or FCX Obligations in question were discharged by FCX of PTFI, as applicable, or make such other disposition thereof as FCX or PTFI shall direct (all without recourse to such Lender, such Agent or the FI Trustee, as applicable, and without any representation or warranty by such Lender, such Agent or the FI Trustee, as applicable).

Upon payment by FCX or PTFI of any sums to a Lender, an Agent or the FI Trustee as provided above in this Article IX, all rights of FCX against PTFI or of PTFI against FCX arising as a result thereof by way of right of subrogation or otherwise (a) shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the PTFI Obligations or FCX Obligations, as applicable, to the Lenders, the Agents and the FI Trustee and (b) shall not be exercised by FCX or PTFI, as applicable, prior to indefeasible payment in full of all Loans, the indefeasable reimbursement of all LC Disbursements, the termination of all Commitments and the termination or expiration of all Letters of Credit hereunder.  Notwithstanding the foregoing, PTFI hereby waives all rights of subrogation against FCX arising as a result of any payment by PTFI under this Article IX including, without limitation, all rights to any proceeds from a liquidation of FCX.

To the extent that the laws of the Republic of Indonesia are applicable to this Article IX, PTFI hereby waives any and all rights and privileges accorded by those laws to a guarantor, including without limitation the rights and privileges contained in Articles 1430, 1831, 1833, 1837, and 1847 through 1849 of the Indonesian Civil Code.

ARTICLE X

Miscellaneous

SECTION 10.1.  Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to either Borrower, to it at Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, LA 70112, Attention of Treasurer (Telecopy No. (504) 582-4511);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Ms. Eleanor Fiore (Telecopy No. (713) 750-2223), with a copy to JPMorgan Chase Bank,  270 Park Avenue, New York, New York 10017, Attention of James Ramage  (Telecopy No. (212) 270-5100); and

(iii) if to the Issuing Bank, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Ms. Eleanor Fiore (Telecopy No. (713) 750-2223), with a copy to JPMorgan Chase Bank,  270 Park Avenue, New York, New York 10017, Attention of James Ramage  (Telecopy No. (212) 270-5100); and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.  Any notice delivered to FCX hereunder shall be deemed also to have been given to PTFI, and such notice shall be deemed to have been given to PTFI on the day it is deemed to have been given to FCX.

SECTION 10.2.  Waivers; Amendments.  No failure or delay by any Agent, any Lender, the Issuing Bank or the FI Trustee in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Lenders, the Issuing Bank and the FI Trustee hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender, the Issuing Bank or the FI Trustee may have had notice or knowledge of such Default at the time.

(a)  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Party or Loan Parties that are parties thereto and, if a party thereto, the FI Trustee or the FI Security Agent, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement under Section 2.05, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release either FCX or PTFI from its Guarantee hereunder or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the FI Trustee or the Issuing Bank without the prior written consent of such Agent, the FI Trustee or the Issuing Bank, as the case may be.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement any remaining Commitment and/or Exposure of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 10.3.  Expenses; Indemnity; Damage Waiver.  Each Borrower agrees, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates and the FI Trustee, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, extension or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, the FI Trustee, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the FI Trustee, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(a)  Each Borrower agrees, jointly and severally, to indemnify each Agent, each Lender, the Issuing Bank and the FI Trustee, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by either Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to either Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(b)  To the extent that either Borrower fails to pay any amount required to be paid by it to any Agent, the Issuing Bank or the FI Trustee under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, the Issuing Bank or the FI Trustee, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the FI Trustee as the case may be, in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Exposures and unused Commitments at the time.  If any action, suit or proceeding arising from any of the foregoing is brought against any Lender, any Agent, the Issuing Bank, the FI Trustee or other Person indemnified or intended to be indemnified pursuant to this Section 10.03, PTFI and FCX, to the extent and in the manner directed by such indemnified party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by PTFI and FCX (which counsel shall be satisfactory to such Lender, such Agent, the Issuing Bank, the FI Trustee or other Person indemnified or intended to be indemnified).  If PTFI or FCX shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of PTFI or FCX contained in this Agreement shall be breached, any Lender, the FI Trustee, the Issuing Bank or any Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose.  Any and all amounts so expended by any Lender, the FI Trustee, the Issuing Bank or any Agent shall be repayable to it by PTFI and FCX immediately upon such Person’s demand therefor.

(c)  To the extent permitted by applicable law, neither Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)  All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 10.4.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank, the FI Trustee and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a)  (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or LC Exposure and the Loans at the time owing to it) with the prior consent (such consent not to be unreasonably withheld, it being understood that the Borrowers may withhold their consent to an assignment to a Lender that would, as of the effective date of such assignment, be entitled to claim compensation under Section 2.14 which the assignor Lender would not be entitled to claim as of that date) of:

(A)  the Borrowers; provided that no consent of either Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing, any other assignee; and

(B)  the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Loan, Commitment or LC Exposure to an assignee that is a Lender with a Loan, Commitment or LC Exposure immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of either Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, payable by either the assignee or the assignor; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Bank, the FI Trustee and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any Agent, the Issuing Bank, the FI Trustee and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) At the request of either Borrower, the Administrative Agent or the assignee under an Assignment and Assumption, each of the Borrowers, the Administrative Agent and such assignee shall enter into any amendments to the Security Documents or take any other actions for the purpose of naming such assignee as a Secured Party thereunder.

(b)  (i) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or LC Exposure and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Bank, the FI Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender will continue to give prompt attention to and process (including, if required, through discussions with Participants) requests for waivers or amendments hereunder.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(c)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.5.  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the FI Trustee or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.6.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(a)  All fees and interest accruing under the Existing Credit Agreement at any time prior to the Effective Date shall accrue at the rates and be payable at the times specified therein; on and after the Effective Date, fees and interest shall accrue and be payable in respect of the indebtedness and commitments under such agreements as specified in this Agreement, pursuant to which each such agreement has been amended and restated.

SECTION 10.7.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.8.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either Borrower against any of and all the obligations of either Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.9.  Governing Law; Jurisdiction; Consent to Service of Process; Sovereign Immunity.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a)  Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, the Issuing Bank, any Lender or the FI Trustee may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against either Borrower or its properties in the courts of any jurisdiction.

(b)  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)  To the extent that PTFI may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to any Loan Document, to claim for itself or its property, assets or revenues any immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, setoff, execution of a judgment or from any other legal process or remedy, and to the extent that there may be attributed to PTFI such an immunity (whether or not claimed), PTFI hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.  Confidentiality.  Each of the Agents, the FI Trustee, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than either Borrower.  For the purposes of this Section, “Information” means all information received from or on behalf of either Borrower relating to either Borrower or its business, other than any such information that is available to any Agent, the Issuing Bank, the FI Trustee or any Lender on a nonconfidential basis prior to disclosure by either Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, any Lender (and any employee, representative or other agent of such Lender) may disclose to any and all persons, without limitation of any kind, such Lender’s U.S. federal income tax structure of the transactions contemplated hereby relating to such Lender and all materials of any kind (including opinions and tax analyses) that are provided to it relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 10.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14.  Judgment Currency.  The specification of payment in dollars and in New York City, New York, with respect to amounts payable to any Lender (or permitted assignee or Participant), any Agent or the FI Trustee hereunder and under the other Loan Documents is of the essence, and dollars shall be the currency of account in all events.  The payment obligations of PTFI or FCX under this Agreement or any other Loan Document shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to dollars and transfer to New York City under normal banking procedures does not yield the amount of dollars in New York City due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars into another currency (the “second currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with the second currency on the Business Day next preceding that on which such judgment is rendered.  The obligation of PTFI and FCX in respect of any such sum due from it to any Agent, the FI Trustee or any Lender (or permitted assignee or Participant) hereunder or under any other Loan Document (an “entitled person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such entitled person of any sum adjudged to be due hereunder or under any other Loan Document in the second currency such entitled person may in accordance with normal banking procedures purchase in the free market and transfer to New York City dollars with the amount of the second currency so adjudged to be due; and PTFI and FCX hereby agree, as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify such entitled person against, and to pay such entitled person on demand, in dollars in New York City, the difference between the sum originally due to such entitled person in Dollars and the amount of dollars so purchased and transferred.

SECTION 10.15.  Joint and Several Obligations.  Whenever in this Agreement or any other Loan Document any payment obligation or other obligation is expressed as an obligation of the Borrowers, each of the Borrowers shall be jointly and severally liable for the full payment and performance of such obligation.

SECTION 10.16.  RTZ Transactions.  PTFI hereby (i) appoints the Administrative Agent to be the Operator Selection Representative for all purposes of the FI Trust Agreement, the Operator Replacement Agreement and the Second Amended and Restated Surat Kuasa and (ii) irrevocably and unconditionally agrees that upon the occurrence of an Event of Default, the Administrative Agent may, in addition to any other remedy available hereunder or under any other Loan Document, remove PTFI as Operator under the Contract of Work and appoint a replacement Operator, which shall be PT-Rio Tinto Indonesia or an Affiliate of PT-Rio Tinto Indonesia designated by PT-Rio Tinto Indonesia if PT-Rio Tinto Indonesia timely elects to exercise its designation rights provided in Section 2(a) of the Operator Replacement Agreement and meets the other conditions to such designation right set forth in such Section 2(a).  PTFI also irrevocably and unconditionally agrees that the Administrative Agent, acting as the Operator Selection Representative under the FI Trust Agreement, the Operator Replacement Agreement and the Second Amended and Restated Surat Kuasa, shall also have the right to designate a successor Operator under the circumstances provided in Section 2(b) of the Operator Replacement Agreement.  PTFI further agrees that it will not appoint any other Operator Selection Representative other than the Administrative Agent (or, except as provided to PT-Rio Tinto Indonesia in the Participation Agreement, grant any other Person the right to remove PTFI (or any successor operator for the Project) as Operator under any circumstances) and that it will not approve or enter into any management agreement with a successor Operator appointed under the Operator Replacement Agreement unless and until the Administrative Agent has approved the terms of such management agreement.  PTFI also agrees that the Administrative Agent shall be entitled to exercise PTFI’s rights under the Participation Agreement (including the financial and accounting procedures) referred to in Section 6(c) of the FI Intercreditor Agreement to the exclusion of PTFI after the occurrence of an Event of Default, in addition to the other rights and remedies available to the Agents and the Lenders under the Loan Documents and applicable law.  Each of the Agents, the Lenders, PTFI and FCX acknowledge that the FI Trust Agreement will not terminate prior to termination of the Participation Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FREEPORT-MCMORAN COPPER & GOLD INC.,
by
/s/Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Treasurer and Vice President

PT FREEPORT INDONESIA,
by
/s/Robert R. Boyce
Name: Robert R. Boyce
Title: Treasurer

JPMORGAN CHASE BANK, individually and as Administrative Agent, Issuing Bank, Security Agent, JAA Security Agent and Documentation Agent,
by
/s/James H. Ramage
Name: James H. Ramage
Title: Managing Director

U.S. BANK TRUST NATIONAL ASSOCIATION, as FI Trustee,
by
/s/Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

#

Signature Page to FREEPORT-MCMORAN COPPER & GOLD INC./PT FREEPORT INDONESIA Amended and Restated Credit Agreement dated as of September 30, 2003
BANK ONE, NA
by
/s/Steven Nance
Name: Steven Nance
Title: Vice President

BANK RAKYAT INDONESIA
by
/s/Wibowo Notosuwarto
Name: Wibowo Notosuwarto
Title: General Manager
by
/s/Bambang Harudi
Name: Bambang Harudi
Title: Operations Manager

HIBERNIA NATIONAL BANK
by
/s/Guy P. Brierre
Name: Guy P. Brierre
Title: Senior Vice President

HSBC BANK USA
by
/s/Richard Worth
Name: Richard Worth
Title: First Vice President
by
/s/William S. Edge IV
Name: William S. Edge IV
Title: Senior Vice President

MERRILL LYNCH CAPITAL CORPORATION
by
/s/Lawrence Temlock
Name: Lawrence Temlock
Title: Vice President

BANK NEGRA INDONESIA (PERSERO) TBK.
by
/s/Bomen Lumbanraja
Name: Bomen Lumbanraja
Title: General Manager

N M ROTHSCHILD & SONS LIMITED
by
/s/Nicholas Wood
Name: Nicholas Wood
Title: Assistant Director
by
/s/Phil Yeates
Name: Phil Yeates
Title: Managing Director

THE BANK OF NOVA SCOTIA
by
/s/William E. Zarrett
Name: William E. Zarrett
Title: Managing Director